UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement.
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Comerica Incorporated
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Comerica Incorporated

Proxy Statement and Notice of
2009 Annual Meeting of Shareholders

Comerica Incorporated
Comerica Bank Tower
1717 Main Street
Dallas, Texas 75201

April [       ], 2009

Dear Shareholder,

It is our pleasure to invite you to attend the 2009 Annual Meeting of Shareholders of Comerica Incorporated at 9:30 a.m., Central Time, on Tuesday, May 19, 2009 at Comerica Bank Tower, 1717 Main Street, 4th Floor, Dallas, Texas 75201. Registration will begin at 8:30 a.m., Central Time. A map showing the location of the Annual Meeting is on the back cover of the accompanying proxy statement.

The annual report, which we previously mailed or otherwise provided to you, summarizes Comerica's major developments during 2008 and includes the 2008 consolidated financial statements.

Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.

Sincerely,

Ralph W. Babb, Jr. Chairman and Chief Executive Officer

PROXY STATEMENT

QUESTIONS AND ANSWERS	1
SECURITY OWNERSHIP OF MANAGEMENT	8
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9
EXECUTIVE OFFICERS	10
COMPENSATION OF EXECUTIVE OFFICERS	14
COMPENSATION DISCUSSION AND ANALYSIS	14
OFFICER STOCK OWNERSHIP GUIDELINES	23
GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE REPORT	30
2008 SUMMARY COMPENSATION TABLE	31
2008 GRANTS OF PLAN-BASED AWARDS	33
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008	35
2008 OPTION EXERCISES AND STOCK VESTED	36
PENSION BENEFITS AT FISCAL YEAR-END 2008	37
2008 NONQUALIFIED DEFERRED COMPENSATION	39
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AT FISCAL YEAR-END 2008	41
TRANSACTIONS OF EXECUTIVE OFFICERS WITH COMERICA	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	47
PROPOSAL I SUBMITTED FOR YOUR VOTE — ELECTION OF DIRECTORS	48
INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS	50
NOMINEES FOR CLASS I DIRECTORS — TERMS EXPIRING IN 2012	50
INCUMBENT CLASS II DIRECTORS — TERMS EXPIRING IN 2010	51
INCUMBENT CLASS III DIRECTORS — TERMS EXPIRING IN 2011	52
COMMITTEES AND MEETINGS OF DIRECTORS	54
COMMITTEE ASSIGNMENTS	54
NON-MANAGEMENT DIRECTORS AND COMMUNICATION WITH THE BOARD	56
DIRECTOR INDEPENDENCE AND TRANSACTIONS OF DIRECTORS WITH COMERICA	56
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	59
COMPENSATION OF DIRECTORS	59
PROPOSAL II SUBMITTED FOR YOUR VOTE — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	63
INDEPENDENT AUDITORS	63
AUDIT COMMITTEE REPORT	65
PROPOSAL III SUBMITTED FOR YOUR VOTE — NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	66
PROPOSAL IV SUBMITTED FOR YOUR VOTE — SHAREHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS TAKE STEPS TO ELIMINATE CLASSIFICATION WITH RESPECT TO DIRECTOR ELECTIONS	67
ANNUAL REPORT TO SHAREHOLDERS	69
OTHER MATTERS	69
APPENDIX I — EXCERPT FROM COMERICA INCORPORATED 2009 CORPORATE GOVERNANCE GUIDELINES	I-1

i

COMERICA INCORPORATED
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2009

Date:	May 19, 2009
Time:	9:30 a.m., Central Time
Place:	Comerica Bank Tower 1717 Main Street, 4th Floor Dallas, Texas 75201

We invite you to attend the Comerica Incorporated Annual Meeting of Shareholders for the following purposes:

  1.
  To elect four Class I Directors for three-year terms expiring in 2012 or upon the election and qualification of their successors;

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2009;

  3.
  To vote on a non-binding, advisory proposal approving executive compensation;

  4.
  To vote on a shareholder proposal requesting that the Board of Directors take steps to eliminate classification with respect to director elections. This proposal is opposed by our Board of Directors; and

  5.
  To transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is March 20, 2009 (the "Record Date"). Only shareholders of record at the close of business on the Record Date can vote at the Annual Meeting. Comerica mailed this Notice of Annual Meeting to those shareholders. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.

Comerica will have a list of shareholders who can vote at the Annual Meeting available for inspection by shareholders at the Annual Meeting and, for 10 days prior to the Annual Meeting, during regular business hours at the offices of the Comerica Corporate Legal Department, Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201.

If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares with you to the Annual Meeting. See the "Questions and Answers" section of the proxy statement for a discussion of the difference between a shareholder of record and a street name holder.

ii

Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. Registered holders may vote by signing, dating and returning the enclosed proxy card, if applicable, by using the automated telephone voting system, or by using the Internet voting system. You will find instructions for voting by telephone and by the Internet on the proxy card and in the "Questions and Answers" section of the proxy statement.

By Order of the Board of Directors,

Jon W. Bilstrom Executive Vice President — Governance, Regulatory Relations and Legal Affairs, and Corporate Secretary

April [    ], 2009

iii

Comerica Incorporated
Comerica Bank Tower
1717 Main Street
Dallas, Texas 75201

2009 PROXY STATEMENT

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is your authorization for someone else to vote for you in the way that you want to vote. When you complete and submit a proxy card or use the automated telephone voting system or the Internet voting system, you are submitting a proxy. The Board of Directors of Comerica Incorporated ("Comerica" or the "Company") is soliciting this proxy. All references in this proxy statement to "you" will mean you, the shareholder, and to "yours" will mean the shareholder's or shareholders', as appropriate.

What is a proxy statement?

A proxy statement is a document the United States Securities and Exchange Commission (the "SEC") requires to explain the matters on which you are asked to vote on by proxy and to disclose certain related information. This proxy statement and, if applicable, the accompanying proxy card were first mailed to the shareholders on or about April [    ], 2009.

Who can vote?

Only record holders of Comerica's common stock at the close of business on March 20, 2009, the Record Date, can vote at the Annual Meeting. Each shareholder of record has one vote, for each share of common stock owned, on each matter presented for a vote at the Annual Meeting.

What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares. See "How can I vote?" below.

How can I vote?

If you are a shareholder of record as of the Record Date, as opposed to a street name holder, you will be able to vote in four ways: In person, by telephone, by the Internet, or (in most cases) by proxy card. If you previously enrolled in a program to receive electronic versions of Comerica's annual report and proxy statement instead of receiving the printed versions, however, you may receive an email notice rather than a proxy card.

To vote by proxy card, sign, date and return the enclosed proxy card, if applicable. To vote by using the automated telephone voting system or the Internet voting system, the instructions for shareholders of record are as follows:

        TO VOTE BY TELEPHONE: 1-800-560-1965

  •
  Use any touch-tone telephone to vote your proxy.

  •
  Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

  •
  Follow the simple instructions the system provides you.

  •
  You may dial this toll free number at your convenience, 24 hours a day, 7 days a week. The deadline for telephone voting is 11:59 p.m. (Central Time), May 18, 2009. For shares held in Comerica's employee benefit plans, the deadline is 11:59 p.m. (Central Time), May 17, 2009.

(OR)

        TO VOTE BY THE INTERNET:            http://www.ematerials.com/cma

  •
  Use the Internet to vote your proxy.

  •
  Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you access the website.

  •
  Follow the simple instructions to obtain your records and create an electronic ballot.

  •
  You may log on to this Internet site at your convenience, 24 hours a day, 7 days a week. The deadline for Internet voting is 11:59 p.m. (Central Time), May 18, 2009. For shares held in Comerica's employee benefit plans, the deadline is 11:59 p.m. (Central Time), May 17, 2009.

If you submit a proxy to Comerica before the Annual Meeting, the persons named as proxies will vote your shares as you directed. If no instructions are specified, the proxy will be voted for all of the listed director nominees, for the ratification of the appointment of the independent auditors, for the approval of executive compensation, and against the shareholder proposal requesting that the Board of Directors take steps to eliminate classification with respect to director elections.

You may revoke a proxy at any time before the proxy is exercised by:

  (1)
  delivering written notice of revocation to the Corporate Secretary of Comerica at the Corporate Legal Department, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201;

  (2)
  submitting another properly completed proxy card that is later dated;

  (3)
  voting by telephone at a subsequent time;

  (4)
  voting by the Internet at a subsequent time; or

  (5)
  voting in person at the Annual Meeting.

If you hold your shares in "street name," you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares. If you hold your shares in street name and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and present it at the Annual Meeting.

What is a quorum?

There were 151,163,373 shares of Comerica's common stock issued and outstanding on the Record Date. A majority of the issued and outstanding shares, or 75,581,687 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

What vote is required?

Directors:    If a quorum exists, the nominees for Class I Director receiving a majority of the votes cast (i.e., the number of shares voted "for" a director nominee exceeds the number of votes cast "against" that nominee) will be elected as Class I Directors. Votes cast will include only votes cast with respect to stock present in person or represented by proxy at the meeting and entitled to vote and will exclude abstentions. Therefore, shares not present at the meeting, broker non-votes (described below) and shares voting "abstain" have no effect on the election of directors.

Other Proposals:    If a quorum exists, the proposals: (i) to ratify the appointment of independent auditors; (ii) to vote on an advisory, nonbinding proposal to approve executive compensation; and (iii) to vote on a shareholder proposal requesting that the Board of Directors take steps to eliminate classification with respect to director elections must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal in question. Therefore, abstentions will have the same effect as voting against the applicable proposal. Broker non-votes (described below) will not be counted as eligible to vote on the applicable proposal and, therefore, will have no effect on the outcome of the voting on that proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a "broker non-vote" occurs.

Comerica will vote properly completed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by those properly completed proxies will be voted (i) to elect the nominees for Class I Directors; (ii) to ratify the appointment of Ernst & Young LLP as independent auditors; (iii) for the approval of executive compensation; and (iv) against the shareholder proposal requesting that the Board of Directors take steps to eliminate classification with respect to director elections. No other matters are currently scheduled to be presented at the Annual Meeting.

An independent third party, Wells Fargo Bank, N.A., will act as the inspector of the Annual Meeting and the tabulator of votes.

Who pays for the costs of the Annual Meeting?

Comerica pays the cost of preparing and printing the proxy statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Comerica will use the services of Georgeson Inc., a proxy solicitation firm, at a cost of $9,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica's common stock.

How does the Board select nominees for the Board?

In identifying potential candidates for nomination as directors, the Governance, Compensation and Nominating Committee considers the specific qualities and skills of potential directors. Criteria for assessing nominees include a potential nominee's ability to represent the interests of Comerica's four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional or educational organizations.

For those proposed director nominees who meet the minimum qualifications, the Governance, Compensation and Nominating Committee then assesses the proposed nominee's specific qualifications, evaluates his or her independence, and considers other factors, including skills, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties.

The Governance, Compensation and Nominating Committee will consider director nominees proposed by shareholders, as well as other shareholder proposals, provided such proposals comply with Comerica's applicable procedures as described below. More information regarding the selection of director nominees is included below under "Proposal I Submitted for Your Vote — Election of Directors."

When are shareholder proposals for the 2010 Annual Meeting due?

To be considered for inclusion in next year's proxy statement, all shareholder proposals must comply with applicable laws and regulations, including SEC Rule 14a-8, as well as Comerica's bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, and received by December [       ], 2009.

Under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to propose items of business at an Annual Meeting of Comerica's shareholders. For the 2010 Annual Meeting of Shareholders, notice must be received by Comerica's Corporate Secretary no later than the close of business on February [       ], 2010 and no earlier than the close of business on January [       ], 2010. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year's Annual Meeting date (i.e., May 19, 2009), Comerica must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date.

Comerica's bylaws contain additional requirements for shareholder proposals. A copy of Comerica's bylaws can be obtained by making a written request to the Corporate Secretary.

How can shareholders nominate persons for election as directors at the 2010 Annual Meeting?

All shareholder nominations of persons for election as directors must comply with applicable laws and regulations, as well as Comerica's bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201.

Under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors at an Annual Meeting of Comerica's Shareholders. For the 2010 Annual Meeting of Shareholders, notice must be received by Comerica's

Corporate Secretary no later than the close of business on February [       ], 2010 and no earlier than the close of business on January [       ], 2010.

If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year's Annual Meeting date (i.e., May 19, 2009), or if a special meeting of shareholders is called for the purpose of electing directors, Comerica must receive your notice no earlier than the close of business on the 120th day prior to the meeting date and no later than the close of business on the later of the 90th day prior to the meeting date or the 10th day following the day on which Comerica first made a public announcement of the meeting date (and, in the case of a special meeting, of the nominees proposed by the Board of Directors to be elected at such meeting).

If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year's Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.

In addition, Article III, Section 12 of the bylaws requires a nominee for election or reelection as a director of Comerica to complete and deliver to the Corporate Secretary (in accordance with the time periods described above, in the case of director nominations by shareholders) a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made.

A nominee also must make certain representations and agree that he or she (A) will abide by the requirements of Article III, Section 13 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, he or she will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to Comerica or (2) any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of Comerica, with his or her fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (D) in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica.

You may receive a copy of Comerica's bylaws specifying the advance notice and additional requirements for shareholder nominations by making a written request to the Corporate Secretary.

How many of Comerica's directors are independent?

Comerica's Board of Directors has determined that 12 of Comerica's 14 current directors, or 85.7%, are independent. For a discussion of the Board of Directors' basis for this determination, see the section of this proxy statement entitled "Director Independence and Transactions of Directors with Comerica."

Does Comerica have a Code of Ethics?

Yes, Comerica has a Code of Business Conduct and Ethics for Employees, which applies to employees and agents of Comerica and its subsidiaries and affiliates, as well as a Code of Business Conduct and Ethics for Members of the Board of Directors. Comerica also has a Senior Financial Officer Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Senior Vice President — Finance, Controller, and Treasurer of Comerica. The Code of Business Conduct and Ethics for Employees, the Code of Business Conduct and Ethics for Members of the Board of Directors and the Senior Financial Officer Code of Ethics are available on Comerica's website at www.comerica.com. Copies of such codes can also be obtained in print by making a written request to the Corporate Secretary.

How many copies of the annual report and proxy statement should I receive?

The SEC has adopted rules concerning the delivery of disclosure documents. The rules allow us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as "Householding." These rules benefit both Comerica and you. They reduce the volume of duplicate information received at your household and help Comerica reduce expenses. Each shareholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

Comerica will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. If you received a single set of disclosure documents for the current year, but you would prefer to receive your own copy this year, you may direct requests for separate copies to the Corporate Secretary.

If you are a registered shareholder who resides at the same address as another shareholder and you would prefer to receive your own set of the annual report and/or proxy statement in future years, you may contact our transfer agent, Wells Fargo Shareowner Services, at (877) 602-7615. You will need to enter your account number and Comerica number 114. Alternatively, you may write to our transfer agent at the following address: Wells Fargo Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. If you hold your shares in street name, you may revoke your consent to Householding by contacting your brokerage firm, bank or other nominee or by following the directions set forth on the voting instruction card you received with the proxy materials. If you are currently receiving multiple copies of the annual report and/or proxy statement and want to receive only a single copy in the future through Householding, follow the same instructions set forth above for registered shareholders or street name holders, as applicable.

Is this year's proxy statement available electronically?

Yes. You may view this proxy statement, as well as the 2008 annual report, electronically by going to www.ematerials.com/cma and clicking on the document you wish to view, either the proxy statement or annual report.

Can I receive future annual reports and proxy statements electronically instead of receiving paper copies through the mail?

Yes. If your shares are registered directly in your name (i.e., you do not hold them in street name) and you have access to the Internet, you can receive Comerica's annual report and proxy statement over the Internet rather than in printed form. Enrolling in this service will take just a few minutes of your time. It will give you faster delivery of the documents and will save Comerica the cost of printing and mailing. To agree to access the electronic versions of Comerica's annual report and proxy statement instead of receiving the printed versions by mail, go to www.ematerials.com/cma and follow the instructions under Request Meeting Materials. Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you access the website. If you agree to electronic delivery, once the annual report and proxy statement are available on the website, we will email you a notice with the website address that you should use to access the information and to receive voting instructions. Paper copies of the annual report and proxy statement would not be sent unless you request them. Comerica also may choose to send one or more items to you in paper form despite your consent to receive them electronically.

If you hold your shares in street name, you should contact your brokerage firm, bank or other nominee to determine the process for receiving Comerica's annual report and proxy statement over the Internet rather than in printed form.

By consenting to electronic delivery, you are stating that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because Comerica may rely on your consent and not deliver paper copies of future Annual Meeting materials. In addition, if you consent to electronic delivery, you will be responsible for the costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, in connection with the electronic delivery of the annual report and proxy statement.

A copy of Comerica's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2009.

The proxy statement and annual report to security holders are available at www.ematerials.com/cma.

SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Comerica's common stock beneficially owned by Comerica's incumbent directors and director nominees, the officers named in the 2008 Summary Compensation Table presented in this proxy statement (the "named executive officers") and all incumbent directors and executive officers as a group. The number of shares each individual beneficially owns includes shares over which the person has or shares voting or investment power as of March 20, 2009 and also any shares which the individual can acquire by May 19, 2009 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse or other family members) with respect to the shares listed in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Elizabeth S. Acton	242,146	(1)	*
Ralph W. Babb, Jr.	1,240,505	(2)	*
Lillian Bauder	27,000	(3)(4)(5)	*
Mary Constance Beck	198,141	(6)	*
Joseph J. Buttigieg, III	663,949	(7)	*
James F. Cordes	38,111	(4)(8)	*
Roger A. Cregg	0	(4)	*
T. Kevin DeNicola	597	(4)(5)	*
Jacqueline P. Kane	313	(4)(5)(9)	*
Richard G. Lindner	2,258	(4)(5)	*
Dennis J. Mooradian	306,428	(10)	*
Alfred A. Piergallini	62,168	(4)(5)(11)	*
Robert S. Taubman	27,821	(4)(5)(12)	*
Reginald M. Turner, Jr.	124	(4)(5)	*
Nina G. Vaca (Ximena G. Humrichouse)	60	(4)(5)	*
William P. Vititoe	21,713	(4)(5)(12)(13)	*
Kenneth L. Way	49,636	(4)(5)(12)	*
Directors and executive officers as a group (29 people)	4,618,295	(14)(15)	3.06%

Footnotes:

*
Represents holdings of less than one percent of Comerica's common stock.

(1)
Includes 57,245 shares of restricted stock of Comerica subject to future vesting conditions ("restricted stock") and options to purchase 168,000 shares of common stock of Comerica that are or will be exercisable as of May 19, 2009, which Comerica granted to Ms. Acton under Comerica's Long-Term Incentive Plan.

(2)
Includes 222,500 shares of restricted stock and options to purchase 845,000 shares of common stock of Comerica that are or will be exercisable as of May 19, 2009, which Comerica granted to Mr. Babb under Comerica's Long-Term Incentive Plan. Also includes 114,500 shares in an account held jointly with his spouse.

(3)
Includes options to purchase 4,000 shares of common stock of Comerica that are or will be exercisable as of May 19, 2009. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

(4)
Does not include restricted stock units. Each non-employee director holds 5,792 restricted stock units except for Roger A. Cregg and T. Kevin DeNicola, who each hold 3,226 restricted stock units, Reginald M. Turner, Jr., who holds 5,394 restricted stock units, Richard G. Lindner, who holds 2,006 restricted stock units, and Jacqueline P. Kane and Nina G. Vaca, who each hold no restricted stock units. Restricted stock units granted to non-employee directors vest one year after the date of the award, with such vesting contingent upon the participant's continued service as a director of Comerica for a period of one year after the date of the award. They will be settled in common stock one year after the respective director's service as a director of Comerica terminates.

(5)
Includes the following number of shares deemed invested, on behalf of the respective non-employee directors, in Comerica common stock under a deferred compensation plan: Lillian Bauder, 3,446 shares; T. Kevin DeNicola, 597 shares; Jacqueline P. Kane, 239 shares; Richard G. Lindner, 2,258 shares; Alfred A. Piergallini, 5,681 shares; Robert S. Taubman, 4,771 shares; Reginald M. Turner, Jr., 124 shares; Nina G. Vaca, 60 shares; William P. Vititoe, 2,486 shares; and Kenneth L. Way, 13,658 shares.

(6)
Includes 62,700 shares of restricted stock and options to purchase 126,000 shares of common stock of Comerica that are or will be exercisable as of May 19, 2009, which Comerica granted to Ms. Beck under Comerica's Long-Term Incentive Plan.

(7)
Includes 95,470 shares of restricted stock and options to purchase 513,250 shares of common stock of Comerica that are or will be exercisable as of May 19, 2009, which Comerica granted to Mr. Buttigieg under Comerica's Long-Term Incentive Plan.

(8)
Includes options to purchase 12,100 shares of common stock of Comerica that are or will be exercisable as of May 19, 2009. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

(9)
Includes 74 shares in an account held jointly with her spouse.

(10)
Includes options to purchase 201,000 shares of common stock of Comerica that are or will be exercisable as of May 19, 2009, which Comerica granted to Mr. Mooradian under Comerica's Long-Term Incentive Plan. Also includes 50 shares held in an account for the benefit of Mr. Mooradian's niece, a minor, for which Mr. Mooradian serves as custodian, and 80 shares held in his spouse's IRA. Mr. Mooradian disclaims beneficial ownership of the shares in his niece's account. Mr. Mooradian retired, effective February 28, 2009.

(11)
Includes options to purchase 11,500 shares of common stock of Comerica that are or will be exercisable as of May 19, 2009. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

(12)
Includes options to purchase 13,500 shares of common stock of Comerica that are or will be exercisable as of May 19, 2009. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

(13)
Includes 5,052 shares held by a trust in which his spouse serves as co-trustee.

(14)
Includes 808,495 shares of restricted stock and options to purchase 3,038,626 shares of Comerica's common stock that are or will become exercisable by May 19, 2009, all of which are beneficially owned by incumbent directors, nominees and executive officers as a group. Comerica granted the options under Comerica's long-term incentive plans and Comerica's Stock Option Plan for Non-Employee Directors. The number shown also includes 182,253 shares of Comerica's common stock for which the directors, nominees and executive officers share voting and investment power. The number shown does not include any shares that are pledged.

(15)
As of March 20, 2009, consists of 12 non-employee directors, 16 current executive officers, 2 of whom are employee directors, and one named executive officer who is retired and no longer serves as an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires that Comerica's directors, executive officers and persons who own more than ten percent of a registered class of Comerica's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons, Comerica believes that, during the year ended December 31, 2008, each of its executive officers, directors and greater than ten percent shareholders complied with all such applicable filing requirements.

 EXECUTIVE OFFICERS

The following table provides information about Comerica's current executive officers. The Board has determined that the current officers who are in charge of principal business units, divisions or functions and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica are (1) the members of the Management Policy Committee, (2) the Controller and (3) the Senior Vice President-Finance. The current members of the Management Policy Committee are the Chairman, President and Chief Executive Officer (Mr. Babb), the Vice Chairman (Mr. Buttigieg), the Executive Vice President and Chief Financial Officer (Ms. Acton), the Executive Vice President, Retail Bank (Ms. Beck), the Executive Vice President and Chief Information Officer (Mr. Beran), the Executive Vice President, Governance, Regulatory Relations and Legal Affairs and Corporate Secretary (Mr. Bilstrom), the Executive Vice President, General Auditor (Mr. Duprey) (non-voting member), the Executive Vice President, Wealth and Institutional Management (Mr. Farmer), the Executive Vice President of Comerica Incorporated and the President and Chief Executive Officer of Comerica Bank-Western Market (Mr. Fulton), the Executive Vice President and Chief Credit Policy Officer (Mr. Greene), the Executive Vice President of Comerica Incorporated and the President and Chief Executive Officer of Comerica Bank-Texas Market (Mr. Gummer), the Executive Vice President, Corporate Planning, Development and Risk Management (Mr. Michalak), the Executive Vice President of Comerica Incorporated and the President of Comerica Bank-Michigan Market (Mr. Ogden) and the Executive Vice President, Chief Human Resources Officer (Ms. Wolf). The Controller is Mr. Elenbaas and the Senior Vice President-Finance is Mr. McDermott.

Name	Age as of April [ ], 2009	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Elizabeth S. Acton	57	Executive Vice President and Chief Financial Officer (since April 2002) and Treasurer (May 2004 to May 2005), Comerica Incorporated and Comerica Bank.	2002-Present
Ralph W. Babb, Jr.	60

President and Chief Executive Officer (since January 2002), Chairman (since October 2002), Chief Financial Officer (June 1995 to April 2002) and Vice Chairman (March 1999 to January 2002), Comerica Incorporated and Comerica Bank.

			1995-Present

Name	Age as of April [ ], 2009	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Mary Constance Beck	63

Executive Vice President, Retail Bank (since November 2004), Comerica Incorporated and Comerica Bank; Atlanta Market Chief Executive Officer (May 2004 to July 2004) and Dallas Market Chief Executive Officer (July 2004 to November 2004), SouthTrust Bank, N.A. (financial services institution); Adjunct Professor (Spring Semester 2004), Texas Christian University (higher learning institution); and Independent Consultant (September 2001 to April 2004).

			2004-Present
John R. Beran	56	Executive Vice President and Chief Information Officer (since May 1995), Comerica Incorporated and Comerica Bank.	1995-Present
Jon W. Bilstrom	63

Executive Vice President (since January 2003) and Corporate Secretary (since June 2003), Comerica Incorporated; Executive Vice President (since May 2003) and Secretary (since June 2003), Comerica Bank.

			2003-Present
Joseph J. Buttigieg, III	63	Vice Chairman (since March 1999), Comerica Incorporated and Comerica Bank.	1992-Present
David E. Duprey	51

Executive Vice President, General Auditor (since March 2006), Comerica Incorporated and Comerica Bank; and Partner (October 1993 to March 2006), Ernst & Young LLP (registered independent accounting firm).

			2006-Present
Marvin J. Elenbaas	57	Senior Vice President, Controller and Chief Accounting Officer (since March 1998), Comerica Incorporated and Comerica Bank.	1997-Present

Name	Age as of April [ ], 2009	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Curtis J. Farmer	46

Executive Vice President (since October 2008), Comerica Incorporated and Comerica Bank; Executive Vice President and Wealth Management Director (October 2005 to October 2008), Wachovia Corporation (financial services company); Senior Vice President and Managing Executive/National Sales Manager (February 2004 to October 2005), Wachovia Trust Company (financial services trust company); Senior Vice President and Wealth Management Director (August 2001 to February 2004), Wachovia Corporation.

			October 2008-Present
J. Michael Fulton	[60]

Executive Vice President (since May 2002 and May 1997 to May 2000), Comerica Incorporated; President and Chief Executive Officer — Western Market (since July 2003), Comerica Bank; President and Chief Executive Officer (July 1993 to June 2003), Comerica Bank — California.

			1994-2001; 2003-Present
Dale E. Greene	62	Executive Vice President and Chief Credit Policy Officer (since December 2002), Comerica Incorporated; Executive Vice President (since March 1996), Comerica Bank.	1996-2001; 2003-Present
Charles L. Gummer	62

Executive Vice President (since May 2002 and May 1997 to May 2000), Comerica Incorporated; President and Chief Executive Officer — Texas Market (since July 2003), Comerica Bank; and President (November 1989 to June 2003) and Chief Executive Officer (January 1992 to June 2003), Comerica Bank — Texas.

			1992-2001; 2003-Present

Name	Age as of April [ ], 2009	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Robert D. McDermott	[51]

Senior Vice President — Finance (since July 2006), Comerica Incorporated and Comerica Bank; Senior Vice President, Financial Planning and Analysis (July 2005 to July 2006), Washington Mutual, Inc. (financial services company); and Executive Vice President, Chief Financial Officer and Chief Operations Officer (July 2001 to July 2005), Main Street Banks Inc. (financial services company).

			2006-Present
Michael H. Michalak	51

Executive Vice President (since November 2007) and Senior Vice President (March 1998 to November 2007), Comerica Incorporated; Executive Vice President (since November 2007) and Senior Vice President (November 2003 to November 2007), Comerica Bank.

			2003-Present
Thomas D. Ogden	60	Executive Vice President (since March 2007), Comerica Incorporated; President — Michigan Market (since March 2007) and Executive Vice President (March 2001 to March 2007), Comerica Bank.	1999-2001; March 2007- Present
Jacquelyn H. Wolf	[47]

Executive Vice President, Chief Human Resources Officer (since January 2006) and Corporate Communications Officer (April 2007 to December 2007), Comerica Incorporated and Comerica Bank; Group Director, Human Resources, Global Finance/Economic Development and Enterprise Services (May 2002 to December 2005), General Motors Corporation (automotive company).

			2006-Present

Footnotes:

(1)
References to Comerica and Comerica Bank (the primary banking subsidiary of Comerica) include their predecessors, where applicable.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2008 was a year of unprecedented changes in the financial services industry. Mounting job losses and an economy headed deeper into recession dampened business and consumer confidence. Although Comerica was not immune to these challenges, the Company's performance for 2008 exceeded the performance of many of our peers.

In addition, our compensation decisions reflected both the challenges of this extraordinary economic environment and Comerica's success in navigating them. These included:

  •
  Freezing the base salaries of named executive officers for 2009; and

  •
  Reducing to zero the annual cash incentive earned by the Chief Executive Officer and replacing that incentive with a grant of restricted stock that vests in five years in order to further align his incentives with long-term performance.

Objectives and Elements of Comerica's Compensation Program

The overall objectives of Comerica's executive compensation program are to attract, motivate, reward and retain superior executive talent, particularly in the current economic climate, where the recruiting and retention of top performers is of utmost importance. Comerica believes that in order to achieve such objectives, its programs must be competitive with executive compensation arrangements generally provided to other executive officers in the financial services industry. At the same time, Comerica believes it is important to align management incentives with shareholder interests. The various components of Comerica's executive compensation program are designed to maintain the focus of our executive officers on business goals over immediate, short-term and long-term horizons and to be competitive with our peers.

The principal components of executive compensation are base salaries, short and long-term cash management incentive awards, long-term stock incentive awards, retirement benefits and a limited number of perquisites. Certain executives, including the named executive officers, also have change in control agreements (described in the "Employment Contracts and Severance or Change in Control Agreements" section below).

Our Compensation Consultant

Comerica's compensation program is under the direction of the Governance, Compensation and Nominating Committee (the "Committee"), which is composed solely of independent directors meeting the independence requirements of the Securities and Exchange Commission and the New York Stock Exchange.(1) The Governance, Compensation and Nominating Committee has retained Hewitt Associates LLC ("Hewitt"), a nationally known executive compensation consulting firm, with respect to executive and director compensation matters. Hewitt provides market analyses and consulting services on compensation matters to such committee. Hewitt is independent and has not been separately retained by Comerica to provide any other services.

(1)
The Governance, Compensation and Nominating is a combination of two prior committees of the Board of Directors of Comerica: the Compensation Committee and the Corporate Governance and Nominating Committee. Those committees were combined into one committee, effective immediately after the annual shareholders meeting held on May 20, 2008.

The market analyses Hewitt provides for the Governance, Compensation and Nominating Committee's information includes detailed compensation information, derived from proxy statements, for the named executive officers at the 13 domestic bank holding companies in Comerica's peer group (described below in the "Management Incentive Plan" section). The analysis reflects individual compensation elements (e.g., base salary, bonus, value of option grants, etc.) and total compensation and is arrayed to show Comerica's position relative to the peer group for each element and in total. The Governance, Compensation and Nominating Committee reviews this data each year and uses the information to assist in making compensation decisions for Comerica's named executive officers.

Base Salaries

Competitive base salaries serve our compensation philosophy of attracting and retaining executives who are critical to executing our long-term strategy. Comerica pays base salaries to compensate executive officers for current service. The Governance, Compensation and Nominating Committee annually considers possible adjustments to salaries based on such officers' individual performance and contribution to the Company's success.

Base salary increases for Mr. Babb, the Chief Executive Officer, are made by the Governance, Compensation and Nominating Committee without any recommendations from management (except that in 2009, management recommended a salary freeze for all the named executive officers, including the Chief Executive Officer). When applicable, base salary increases for the named executive officers other than the Chief Executive Officer are made by the Governance, Compensation and Nominating Committee upon the recommendation of Mr. Babb. In determining increases, if any, to base salaries, the Governance, Compensation and Nominating Committee considers the recommendations of Mr. Babb (in the case of the named executive officers other than himself), historical salary and total compensation levels for the individual, economic factors and information provided by Hewitt, as discussed in the "Our Compensation Consultant" section above. Although the Governance, Compensation and Nominating Committee froze the salaries of all named executive officers in 2009, there were salary increases in 2008, in large part because the U.S. economy was not in the same state of turmoil at the beginning of 2008 that it was in at the beginning of 2009. Specific factors considered in determining the increased amounts for 2008 included:

  •
  A comparison of Comerica salaries for the named executive officers to comparable positions within Comerica's peer group (including expected 2008 salary increases for executives at those other organizations, which were projected to range between two percent and four percent); and

  •
  Individual performance (goals for each executive may vary based on his or her responsibilities, but generally include objectives related to business unit performance, people management and contribution to the achievement of corporate goals).

Effective as of the beginning of 2008, each named executive officer received the salary increases set forth in the table below:

Named Executive Officer	2008 Salary Increases (%)	2008 Salary Increases ($)
Mr. Babb	2.60%	$25,000
Ms. Acton	2.50%	$12,500
Mr. Buttigieg	2.60%	$17,000
Mr. Mooradian	3.00%	$18,000
Ms. Beck	2.60%	$15,000

In 2009, however, management recommended, and the Governance, Compensation and Nominating Committee approved, a salary freeze for all named executive officers, including the Chief Executive Officer, for 2009.

Management Incentive Plan

Comerica maintains a Management Incentive Plan for senior officers (i.e., Senior Vice President level officers and above, comprised of approximately 420 individuals, including the named executive officers) that provides cash incentives that are driven by Comerica's performance. Under the Management Incentive Plan, there are two parts to the incentive:

  •
  An award based on performance over a one-year period, and

  •
  An award based on performance over a three-year period.

The annual management incentive awards are intended to reward the attainment of short-term goals, while the three-year management incentive awards are intended to reward sustained performance over the long-term. Overall, awards under the Management Incentive Plan serve our compensation philosophy of aligning the interests of our top executives with those of our shareholders.

Currently, the primary measures of performance under the Management Incentive Plan are based on return on common equity and earnings per share growth in relation to Comerica's peer group. These two metrics have been chosen because they are two of the most commonly used metrics by investors and analysts to evaluate a bank's performance. In addition, unlike other metrics that may be calculated differently, return on common equity and earnings per share growth have a generally prescribed formula, allowing these metrics to be easily validated and compared to Comerica's peers. Comerica believes the use of measures that are well understood, transparent and based on the audited financial results of the Company are the foundation of a responsible incentive program that rewards performance without encouraging participants to take excessive risk.

The 2008 peer group consisted of the following 13 domestic bank holding companies:

2008 Peer Group
BB&T Corporation
Fifth Third Bancorp
Huntington Bancshares Incorporated
KeyCorp
Marshall & Ilsley Corporation
M&T Bank Corporation
National City Corporation
The PNC Financial Services Group, Inc.
Regions Financial Corporation
SunTrust Banks, Inc.
UnionBanCal Corporation
U.S. Bancorp
Zions Bancorporation

The Governance, Compensation and Nominating Committee has determined that this peer group is the appropriate one to use for purposes of the Management Incentive Plan because the group consists of the domestic bank holding companies that the Governance, Compensation and Nominating Committee believes are the most comparable to Comerica in business focus and size. As of December 31, 2008 Comerica's assets totaled approximately $67.5 billion as compared with the peer group, which ranged from approximately $54 billion to $291 billion in assets.

At the beginning of each year, the Governance, Compensation and Nominating Committee determines the funding formula that will be applied to management incentive awards under the Management Incentive Plan, depending on Comerica's ranking as compared with its peer group. The 2008 funding formula was based on one-year return on common equity and one-year earnings per share growth (for the short-term incentive) and on three-year average return on common equity and three-year average earnings per share growth (for the long-term incentive).

The Governance, Compensation and Nominating Committee, in accordance with the terms of the Management Incentive Plan, may make adjustments to return on equity and earnings per share growth when such adjustments are necessary to fairly compare Comerica to its peers (such as for restructuring costs due to merger and acquisition activity or, with respect to periods prior to the effective date of Statement of Financial Accounting Standards No. 123R, to expense stock options for bank holding companies in the peer group).

Each of the named executive officers had a maximum annual and three-year incentive opportunity under the Management Incentive Plan for the performance periods ended December 31, 2008 (which represented a percentage of the respective named executive officer's base salary) as set forth in the table below:

Named Executive Officer	Maximum Annual Incentive Opportunity (as a % of base salary)	Maximum Three-Year Incentive Opportunity (as a % of base salary)
Mr. Babb	200%	100%
Ms. Acton	130%	45%
Mr. Buttigieg	180%	80%
Mr. Mooradian	130%	45%
Ms. Beck	130%	45%

The maximum percent opportunities were developed using market data for comparable positions at other financial organizations to ensure a competitive bonus opportunity, given maximum performance. The maximum opportunity increases at each level, reflecting an increase in responsibility and in market pay for comparable positions. The Governance, Compensation and Nominating Committee reviews and approves the maximum funding by level each year.

The Management Incentive Plan provides a greater maximum opportunity for the short-term incentive than for the long-term incentive because the long-term incentive under the Management Incentive Plan is balanced by the Long-Term Incentive Plan (discussed in the "Stock-Based Awards Under the Long-Term Incentive Plan" section below), which places more of an emphasis on long-term goals. In this way, Comerica's overall executive compensation program rewards high performance in a balanced manner, both short-term and long-term. This is important because the balanced approach discourages unnecessary and excessive risk-taking while aligning the interests of management with those of the shareholders.

The maximum incentive opportunity amount under the Management Incentive Plan is used as the baseline for downward adjustments, depending on Comerica's performance as compared to its peers. The overall maximum incentive amount could only be attained if Comerica ranked number one in both return on equity and earnings per share growth in relation to the peer group for the short-term and long-term performance periods, as set forth in the funding formula below.

For each of the Management Incentive Plan performance measurements, the funding formula assigns specific incentive payouts for each ranking (one through fourteen) that Comerica could achieve as compared to its peer group. If Comerica ranks poorly in relation to its peers on the funding formula criteria, executives will receive less of an incentive, or no incentive at all, depending on what the formula dictates. For example:

  •
  For the annual performance period ended December 31, 2002, the named executive officers received no annual incentive (excluding a hiring bonus for a new employee) because Comerica ranked 17 out of 18 as compared to its peers for one-year return on average common equity and one-year earnings per share growth; and

  •
  For the three-year performance period ended December 31, 2004, the named executive officers received no long-term incentive because Comerica ranked 15 out of 15 as compared to its peers for the three-year average return on average common equity and three-year average earnings per share growth.

There is no discretion to increase a bonus for named executive officers, only discretion to decrease a bonus for a particular executive if he or she has not performed at an optimal level. Comerica believes that this strict formulaic approach to incentives is important because it causes executives to be held accountable for corporate performance.

The 2008 funding formula, based on Comerica's rank in comparison to firms in our peer group, was as follows:

Comerica's Rank Compared to Peers	Funding %
1	100%
2	95%
3	90%
4	85%
5	80%
6	75%
7	70%
8	65%
9	60%
10	50%
11	40%
12	30%
13	20%
14	0%

In January 2009, Comerica's independent accountants, at the request of the Governance, Compensation and Nominating Committee, issued a report applying certain agreed-upon procedures to assist the Governance, Compensation and Nominating Committee in determining that the computations for the incentive awards issued for periods ended December 31, 2008 were made in conformity with the Management Incentive Plan. The report addressed Comerica's 2008 rankings in relation to the peer group for the annual and three-year performance periods, using the measurement components set by the Governance, Compensation and Nominating Committee. In order to facilitate making the peer comparison computations in a timely manner, Comerica's results are measured over calendar year-end periods, whereas peer data is taken from periods ending in the third calendar quarter. For example, Comerica's performance for the annual performance period that began on January 1, 2008 and ended on December 31, 2008 would be compared against our peers' performance for the four quarters that began on October 1, 2007 and ended on September 30, 2008.

For the performance periods ended on December 31, 2008, our results were as follows:

  •
  Comerica's one-year adjusted return on common equity was 3.79%, which placed Comerica at number nine among its peer group;

  •
  Comerica's one-year adjusted earnings per share growth was (70.88%), which placed Comerica at number ten among its peer group;

  •
  Comerica's three-year adjusted average return on common equity was 11.51%, which placed Comerica at number six among its peer group; and

  •
  Comerica's three-year adjusted average earnings per share growth was (27.58%), which placed Comerica at number ten among its peer group.

At its January 27, 2009 meeting, the Governance, Compensation and Nominating Committee discussed the 2008 financial results described above and the incentive pool calculated based on those results. Because Comerica outperformed many of its peers for the performance period ended December 31, 2008, the Management Incentive Plan funding formula resulted in incentive payouts for both the annual and three-year performance periods. However, in light of the current U.S. economic environment, the Governance, Compensation and Nominating Committee also considered whether it was appropriate to reduce incentives below the amount earned under the plan. In making its determination, the Committee considered the following:

  •
  Comerica's Management Incentive Plan is a shareholder approved plan. The program is designed to focus senior leadership on the delivery of short and longer-term results that benefit shareholders, and the measures used to quantify those results are well understood, transparent and based on audited financial results.

  •
  Comerica's Management Incentive Plan has been historically applied in a consistent and honest manner that only rewards positive performance relative to peers. Comerica cannot increase the incentive funding pool for named executive officers on a discretionary basis. In years when Comerica's performance has been lower relative to peers, the funding has reflected that lower level of performance (including annual or three-year payouts of zero in some years, as discussed above).

  •
  Funding under Comerica's Management Incentive Plan is based primarily on return on common equity and earnings per share growth. Returns to taxpayers in the form of dividends paid under the Capital Purchase Plan ("CPP") created under the Emergency Economic Stabilization Act of 2008 are deducted before return on common equity and earnings per share growth are calculated. Therefore, Comerica's plan is based on post-CPP performance relative to peers, and the funding is earned based on Comerica outperforming its peers. (See "Executive Compensation Implications of the Emergency Economic Stabilization Act" and "The American Recovery and Reinvestment Act of 2009" below for a more detailed discussion of the CPP.)

  •
  The Management Incentive Plan funding for 2008 was based on Comerica's performance for the annual performance period that began on January 1, 2008 and ended on December 31, 2008, as compared with peer performance for the four quarters that began on October 1, 2007 and ended on September 30, 2008 (as discussed earlier in this "Compensation Discussion and Analysis" section). Because the financial services industry generally faced a particularly difficult fourth quarter in 2008, Comerica's relative performance was negatively impacted by the different measurement periods. If peer calendar year results had been compared to Comerica's calendar year results, Comerica's rankings relative to peers would have been even higher, leading to greater Management Incentive Plan payouts under the formula described above.

  •
  Reduction of incentives earned under the Management Incentive Plan might discourage Comerica's key employees from striving to perform at their utmost during a time when Comerica's most important assets, its people, need to be present, engaged and committed to efforts designed to see the Company through the current turbulent cycle.

After discussion and consideration of the factors described above, the Committee made the following determinations under the Management Incentive Plan:

  •
  Awards were generally based on the performance results of the pre-established funding formula, which led to total incentives lower than those paid in the prior year for all of the named executive officers (see the chart below); but

  •
  In recognition of the challenges now faced by the Company and its industry, the Committee, at the request of the Chief Executive Officer, decided to reduce to zero the annual cash award to the Chief Executive Officer under the Management Incentive Plan for the period ended December 31, 2008. Instead, the Committee granted him, on January 27, 2009, shares of restricted stock with a five year cliff vesting schedule equivalent to the value of what he would have received for the annual performance incentive (see below under "Stock-Based Awards under the Long-Term Incentive Plan"). However, in order to ensure an appropriate mix between the Chief Executive Officer's cash and equity-based compensation, the Committee determined to provide him with the cash incentive earned under the plan for the three-year period ended on December 31, 2008.

The Committee concluded that this approach to the Chief Executive Officer's compensation would better align his interests with those of shareholders by encouraging him to focus on performance for a longer five-year period while rewarding our named executive officers for the Company's performance during this challenging period.

Awards to the named executive officers for the one-year and three-year performance periods ended December 31, 2008 under the Management Incentive Plan, as compared with awards for the periods ended December 31, 2007, are set forth in the table below:

Named Executive Officer	Annual Cash Incentive for 2008	Three-Year Cash Incentive for 2006-2008	Annual Cash Incentive for 2007	Three-Year Cash Incentive for 2005-2007	Decrease in Total Cash Incentive from 2007 to 2008
Mr. Babb	$ 0	$615,625	$1,248,000	$768,000	$(1,400,375)
Ms. Acton	$366,440	$144,130	$ 422,500	$180,000	$ (91,930)
Mr. Buttigieg	$660,330	$333,500	$ 760,500	$416,000	$ (182,670)
Mr. Mooradian	$444,000	$174,650	$ 509,535	$217,080	$ (107,965)
Ms. Beck	$426,140	$167,620	$ 490,945	$209,160	$ (106,345)

Stock-Based Awards under the Long-Term Incentive Plan

Comerica's officers and employees, including all of the named executive officers, are eligible to receive stock-based awards under Comerica's Long-Term Incentive Plan, which was approved at the May 16, 2006 annual meeting of shareholders. The Long-Term Incentive Plan serves our compensation philosophy of aligning the interests of our officers and employees with those of shareholders by providing an incentive to contribute to the long-term goals of Comerica. Equity-based compensation also serves our overall compensation philosophy by assisting in the attraction and retention of qualified employees.

Awards in 2008 consisted of stock option and restricted stock grants, which were made as part of the total compensation package. We grant both stock options and restricted stock because they serve different aspects of our compensation philosophy:

  •
  Stock options encourage the named executive officers to achieve long-term goals because they only have value to the recipient if there are gains in the stock price. For example, stock options granted in 2008 vest ratably over four years, and no gain is realizable prior to vesting; therefore, stock options give our executives strong incentives to improve long-term financial performance and to increase shareholder value.

  •
  Restricted stock serves a dual purpose, both encouraging the named executive officers to achieve high long-term performance (because the restricted stock will be worth more if the stock price increases) and serving as an important retention tool because it normally will have some value even if the stock price has remained flat or declined. For example, the 2008 restricted stock grants to the named executive officers vest five years from the date of the grant, sometimes referred to as "cliff vesting." Because the executive officer loses rights in respect of the restricted stock grant if he or she leaves Comerica prior to the expiration of the five-year period, the executive officer is motivated to remain with Comerica long-term.

Comerica believes that the combination approach of granting stock options and restricted stock best allows us to pursue our compensation philosophy of successfully retaining and motivating our named executive officers.

Grants of stock options and restricted stock to the named executive officers are allocated from a pool of stock that is created each year based on several factors including:

  •
  Targeted awards as a percent of each officer's base salary;

  •
  The number of shares available for grant under the Long-Term Incentive Plan; and

  •
  Analysis of Comerica's share usage compared with industry benchmarks.

Distribution from the pool to the named executive officers is based on the Governance, Compensation and Nominating Committee's assessment of the officer's future potential to contribute to Comerica (as evidenced, in part, by individual performance and levels of responsibility) and of competitive data.

Comerica generally allocates the awards between stock options and restricted stock by determining a dollar value to be granted to an individual, and then apportioning part of that dollar value to stock options and the other portion to restricted stock. With respect to all the named executive officers other than himself, the Chief Executive Officer makes grant recommendations to the Governance, Compensation and Nominating Committee. The Governance, Compensation and Nominating Committee considers his recommendations, historical total compensation and grants made to the individuals and survey information provided by Comerica's independent compensation consultant, Hewitt, in making its grant determinations. With respect to the Chief Executive Officer, the Governance, Compensation and Nominating Committee typically determines the amount of his grant without receiving any recommendation from management, although it does consider historical grant data as well as survey information provided by Hewitt. This survey information includes detailed peer compensation data, such as the value of option and restricted stock grants and Long-Term Incentive Plan payments, as discussed in the "Our Compensation Consultant" section above. See also the "Management Incentive Plan" section above for additional information on additional shares of restricted stock granted to the Chief Executive Officer in 2009 in lieu of his 2008 annual incentive under the Management Incentive Plan and the "Perquisites" section below for additional information on certain restricted stock awards granted in connection with Comerica's corporate headquarters relocation.

Stock Granting Policy

In 2008, grants to the named executive officers were made at the regularly scheduled Compensation Committee(2) meeting on January 22, 2008 in accordance with Comerica's Stock Granting Policy. The Stock Granting Policy stipulates that, in general, Comerica will make stock-based grants to eligible employees, including the named executive officers, once per year at the first regularly scheduled meeting of the Governance, Compensation and Nominating Committee that calendar year. The grant date is the date of such regularly scheduled Governance, Compensation and Nominating Committee meeting, unless (a) such meeting does not occur on a day in which the New York Stock Exchange is open for trading ("NYSE Trading Day") or (b) such meeting does not occur during a Trading Window (as defined in Comerica's Insider Trading Policy).

(2)
The Compensation Committee and the Corporate Governance and Nominating Committee were combined into one committee, the Governance, Compensation and Nominating Committee, effective immediately after the annual shareholders meeting held on May 20, 2008.

In accordance with the Stock Granting Policy, the Compensation Committee granted the named executive officers stock options and restricted stock on January 22, 2008, at the first regularly-scheduled meeting of the Compensation Committee in 2008. The meeting was held on a NYSE Trading Day and fell within a regularly scheduled Trading Window. The exercise price for the 2008 stock options is the closing price of Comerica's common stock on the grant date and the stock options vest ratably over four years. The 2008 restricted stock grants to the named executive officers, as previously mentioned, are subject to five-year cliff vesting.

Comerica also may award stock-based grants during the year to newly hired employees, including newly hired named executive officers, as part of their compensation package. Under the Stock Granting Policy, in most cases, the grant date would depend on the named executive officer's actual start date. For a named executive officer whose start date fell between the first and the 15th day of the month, the Governance, Compensation and Nominating Committee would typically set the grant date as the last day of such month or, if the last day of such month were not a NYSE Trading Day, then the first NYSE Trading Day immediately preceding the last day of such month. If the start date fell between the 16th and the last day of the month, the grant date would be on the 15th day of the following month or, if the 15th day of the following month was not a NYSE Trading Day, then the first NYSE Trading Day immediately preceding the 15th day of such month. However, if the foregoing grant dates had already passed before a grant was made (because, for example, the Governance, Compensation and Nominating Committee did not meet shortly before the time of the employee's start date), then the Stock Granting Policy provides that the Governance, Compensation and Nominating Committee would make such grant at a regularly scheduled meeting, and the grant date would be the date of such regularly scheduled Governance, Compensation and Nominating Committee meeting unless (a) such meeting did not occur on a NYSE Trading Day or (b) such meeting did not occur during a Trading Window. In either such case, the grant date would be the first NYSE Trading Day immediately following the regularly scheduled meeting of the Governance, Compensation and Nominating Committee that also occurred in a Trading Window. None of the named executive officers was newly hired in 2008.

Under the Stock Granting Policy, off-cycle option or restricted stock grants (such as for special recognition or retention purposes) are made to named executive officers by the Governance, Compensation and Nominating Committee at a regularly scheduled meeting. If the grants are approved, the grant date is the date of the applicable meeting, unless (a) such meeting did not occur on a NYSE Trading Day or (b) such meeting did not occur during a Trading Window. At the regularly scheduled meeting of the Governance, Compensation and Nominating Committee that occurred on November 18, 2008, the Committee approved an off-cycle grant of restricted stock to Mr. Buttigieg in the amount of 14,870 shares in connection with the relocation of Comerica's corporate headquarters. November 18, 2008 was a NYSE Trading Day and fell in the Company's Trading Window and as such, the grant date was established on that same date. See the "Perquisites" section below for more information regarding this grant.

Employee Stock Purchase Plan

Comerica has an Employee Stock Purchase Plan ("ESPP") which provides participating employees a convenient and affordable way to purchase shares of Comerica common stock without being charged a brokerage fee. This encourages share ownership, which serves our compensation philosophy of aligning the interests of Comerica's employees with those of its shareholders. For further details on the terms on which our named executive officers participate in the ESPP, please see the 2008 Summary Compensation Table, and footnote 7 to the 2008 Summary Compensation Table, below.

Stock Ownership Guidelines

In order to pursue our compensation philosophy of aligning the interests of our senior officers with those of the shareholders, we have implemented stock ownership guidelines that encourage senior officers to own a significant number of shares of Comerica's common stock. The stock ownership guidelines are calculated based on the senior officer's annual base salary times a certain multiple. Comerica encourages its senior officers to achieve the targeted stock ownership levels within five years of being promoted or named to the applicable senior officer position. For purposes of the stock ownership guidelines, stock ownership includes unvested shares of restricted stock and all other shares owned by the executive, including shares held in trust where the executive retains beneficial ownership. However, outstanding stock option awards, whether vested or unvested, are not applied toward the stock ownership calculation for purposes of meeting the stock ownership guidelines.

In 2008, Comerica revised its stock ownership guidelines by reducing the employee population covered by the guidelines to only include Senior Vice Presidents at a salary grade of BE2 or higher. This change was made to bring Comerica's stock ownership guidelines more in line with the practice of peers. The population subject to share ownership guidelines includes approximately 116 employees, including the named executive officers. As of December 31, 2008, all named executive officers who had held their current title for at least five years had met their respective stock ownership guideline levels with the exception of Ms. Acton. However, Ms. Acton's ownership in Comerica stock increased by approximately 36% (16,138 shares) from December 31, 2007 to December 31, 2008.

OFFICER STOCK OWNERSHIP GUIDELINES

Level	Multiple of Annual Salary	Years to Attain
Chairman and Chief Executive Officer	5.0 times	5 Years
Vice Chairman	3.0 times	5 Years
Executive Vice President (Salary Grades BE3 and BE4)	3.0 times	5 Years
Senior Vice President (Salary Grade BE2)	2.0 times	5 Years

Retirement Benefits

Comerica provides retirement benefits to attract and retain employees and to encourage employees to save money for their retirement.

The Company sponsors a tax-qualified defined benefit retirement plan that provides a retirement benefit based on a salaried employee's years of service and final average monthly pay. Final average monthly pay is a participant's highest aggregate monthly compensation for 60 consecutive calendar months within the last 120 calendar months before the earlier of retirement or separation from service, divided by 60. Employees hired on or after January 1, 2007 are not eligible to participate. The Company also sponsors a Benefit Equalization Plan for Employees of Comerica Incorporated (the "SERP") who participate in the tax qualified defined benefit retirement plan to restore benefits that are capped under such plan due to Internal Revenue Service ("IRS") limits on annual compensation, annual benefit amounts and the absence of top-heavy accruals to key employees if the plan becomes top-heavy. Comerica provides the SERP in keeping with competitive practices in the external marketplace.

The Company also maintains a 401(k) savings plan for all employees. Prior to 2007, Comerica provided two types of matching with respect to participant contributions. The first type of matching was called a core match. It consisted of a 50% match on the first $1,000 of qualified compensation the participant contributed, plus a 25% match on the next $2,000 of qualified compensation the participant contributed up to a maximum contribution of $1,000. The second type of matching was called a performance-based match. If Comerica met its financial goals, 401(k) savings plan contributors received a performance-based match in addition to the core match. The match amount varied and was made on contributions up to three percent of an individual's salary subject to the IRS annual compensation limit. The match amount was determined based on Comerica's overall performance compared to that of its peer banks. The matched amounts vested at the end of the calendar year.

Effective January 1, 2007, Comerica implemented a new Safe Harbor 401(k) plan with an enhanced match to place Comerica in a more competitive position relative to peers and to assist with recruiting and retention of employees. The 401(k) savings plan match was revised by discontinuing the core and performance-based matches and replacing them with a 100% match on the first four percent of a participant's qualified earnings, subject to the IRS annual compensation limit of $230,000 in 2008, that have been contributed to the 401(k) savings plan. The match is placed in the employee's current investment selections and vests immediately rather than at the end of the calendar year. Under both the old and the new system, the matching criteria are the same for all employees, so the named executive officers do not receive a benefit that is not also available to other employees.

A salaried employee hired on or after January 1, 2007 does not participate in the defined benefit pension plan but is eligible for a company contribution pursuant to the Defined Contribution (DC) Feature under the 401(k) savings plan. The annual company contribution pursuant to the DC Feature is made on behalf of participants who complete at least 1,000 hours of service during the plan year and equals a percentage of compensation that is based on the participant's total age and years of service points as follows:

Total Age and Service Points	Company Contribution
Less than 40	3.0%
40-49	4.0%
50-59	5.0%
60-69	6.0%
70-79	7.0%
80 or more	8.0%

Company contribution accounts under the DC Feature are 100% vested after 3 years of service or at normal retirement age (65) or upon death while an employee. Payment of vested accounts may be made in a lump sum or as an annuity. No in-service distributions or loans from the company contribution accounts under the DC Feature are permitted. All of the named executive officers were hired prior to January 1, 2007 and, accordingly, they participate in the defined benefit pension plan rather than the DC Feature. See the "Pension Benefits at Fiscal Year-End 2008" table below.

Perquisites

During 2008 we provided limited perquisites provided to the named executive officers, including:

  •
  Club memberships;

  •
  Use of a company vehicle; and

  •
  Tax return preparation.

Comerica determined that it was in its best interest to provide these perquisites as part of a competitive pay package, which assists in recruiting and maintaining talented executives, as well as for the convenience of the named executive officers. These perquisites are intended primarily for business purposes, though a portion of their use may have a personal aspect. For example, club memberships are provided for work-related purposes, such as client entertainment, though the named executive officers may also use the club memberships for personal purposes. The vehicle and tax return preparation amounts were grossed-up for taxes. However, effective January 1, 2009, these gross-ups were eliminated on a going forward basis because Comerica determined they were no longer necessary to provide the named executive officers with competitive compensation and benefits.

In 2007, 2008 and 2009, the named executive officers (and many other employees) also received relocation benefits as a result of Comerica's corporate headquarters relocation to Dallas, Texas. These benefits included pre-commitment visits, miscellaneous expense allowances, tax assistance, home sale assistance, closing costs on home sale, home buyout costs, home sale incentives, up to $100,000 of losses on the sale of homes, home finding trips, home purchase closing costs, household goods shipping, temporary living expenses, duplicate housing expenses and final trip expenses. Comerica provided relocation benefits to the named executive officers to encourage them to relocate, to help ease the transition to the new headquarters location for them and their families, and to help them remain focused on the business of Comerica rather than on personal relocation issues.

In connection with the relocation, the Compensation Committee granted additional shares of restricted stock to Ms. Acton, Ms. Beck and Mr. Mooradian on January 22, 2008, and the Governance, Compensation and Nominating Committee granted additional shares of restricted stock to Mr. Buttigieg on November 18, 2008, in each case to partially cover losses greater than $100,000 on their home sales. The Committee decided to cover this portion of the loss on sale through restricted stock rather than cash because the restricted stock would help ease the burden of a loss on sale while serving as an important retention tool. The restricted stock grants related to relocation cliff-vest five years from the date of grant, so that the named executive officers generally will receive the value of these grants only if they are employed by the Company at that time. The Committee concluded that, in light of the importance of establishing Dallas, Texas as our new headquarters, additional retention mechanisms would be beneficial in this context.

Comerica has historically prohibited, and continues to prohibit, the use of the corporate aircraft by executive officers, including the named executive officers, for personal purposes, except in the event of an emergency (such as a medical or life-threatening event), in which case the executive is required to reimburse Comerica for the full incremental cost of such use.

Employment Contracts and Severance or Change in Control Agreements

Ralph W. Babb, Jr.

At the time Ralph W. Babb, Jr. was first hired in 1995, Comerica entered into a Supplemental Pension and Retiree Medical Agreement with him, which is designed to make Mr. Babb whole with respect to pension benefits that he lost when he left his prior employer to come to Comerica. This supplemental pension provides Mr. Babb a benefit equal to the amount to which he would have been entitled under Comerica's Pension Plan had he been employed by Comerica since October 1978 (an additional 17 years of service), less amounts received by him under both Comerica's Pension Plan and the defined benefit pension plans of his prior employer. In addition, Comerica will provide Mr. Babb and his spouse with retiree medical and accidental insurance coverage for his and her lifetime on a basis no less favorable than such benefits were provided to them as of the date of the agreement. For additional information on Mr. Babb's supplemental pension arrangements, please see the table below entitled, "Pension Benefits at Fiscal Year-End 2008."

Dennis J. Mooradian

Dennis J. Mooradian, Executive Vice President, Wealth and Institutional Management, resigned from the Company effective February 28, 2009. In connection with his retirement, Comerica and Mr. Mooradian entered into a restrictive covenants and general release agreement dated February 20, 2009. Under the terms of the Agreement, Mr. Mooradian provided a general release of claims in favor of Comerica and its affiliates and agreed to be bound by certain restrictive covenants (including non-disparagement, cooperation, confidentiality and two year non-competition and non-solicitation covenants). In consideration of these covenants and the release, the Governance, Compensation and Nominating Committee of the Board of Directors approved, at its meeting on January 27, 2009, the accelerated vesting of Mr. Mooradian's restricted Comerica stock effective as of his separation date and determined that his separation qualified as a "retirement" so that his unvested stock options outstanding as of the separation date, other than those granted in the calendar year of his separation date, will continue to vest pursuant to the regular vesting schedule applicable to such options, and any outstanding vested options at the time of his retirement will not expire until the end of their respective regular term.

All Named Executive Officers

Each named executive officer is a party to a change in control employment agreement with Comerica. The Committee has concluded that change in control employment agreements help to aid Comerica in attracting and retaining executives by reducing the personal uncertainty that arises from the possibility of a future business combination. Moreover, the change in control employment agreements are designed to offset the uncertainty of executives as to their own futures if a change in control actually occurs. Comerica believes that the change in control employment agreements help to increase shareholder value by making the executives neutral to change in control transactions that are in the best interests of Comerica and its shareholders.

On November 14, 2008, all of Comerica's change in control agreements with named executive officers were amended to subject them to compensation-related restrictions required for Capital Purchase Program participants. See the "Executive Compensation Implications of the Emergency Economic Stabilization Act" section below. Comerica also modified its change in control agreements in 2008 to ensure documentary compliance with Section 409A of the Internal Revenue Code. No other significant changes were made to the terms or conditions of the agreements.

The agreements generally provide for severance benefits to be paid in the event that, during the 30-month period following a change in control, the executive's employment is terminated by Comerica without "cause" or the executive resigns for "good reason," such as following an adverse change in duties, compensation or location of employment. Comerica's change in control agreements also contain a provision that permits the named executive officers to resign for any reason within the 30-day period following the first anniversary of the change in control. This feature, sometimes referred to as a window period provision, is designed to provide incentives for the named executive officers to be available to an acquirer during a one-year transition period following a change in control. Comerica believes that the window period feature may serve the interests of Comerica and its shareholders by the anticipation that the employee, in order to satisfy the prerequisite for guaranteed severance benefits, will be available and render services both during the pendency of a takeover proposal and during the crucial one-year transition period following a change in control.

If the executive becomes entitled to receive severance benefits under his or her agreement, he or she will receive, in addition to other benefits he or she may have under any other agreement with, or benefit plan or arrangement of, subject to limitations imposed pursuant to the Capital Purchase Program and applicable law:

  •
  a pro rata bonus based upon the highest annual bonus he or she earned during any of the last three fiscal years prior to the change in control or during the most recently completed fiscal year;

  •
  an amount equal to three times the executive's annual base salary;

  •
  an amount equal to three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change in control or during the most recently completed fiscal year;

  •
  a payment equal to the excess of: (a) the retirement benefits he or she would receive under Comerica's defined benefit pension and excess plans if he or she continued to receive service credit for three years after the date his or her employment was terminated over (b) the retirement benefits he or she actually accrued under the plans as of the date of termination;

  •
  provision of health, accident, disability and life insurance benefits for three years after the executive's employment terminates, unless he or she becomes eligible to receive comparable benefits during the three-year period;

  •
  payment of any legal fees and expenses reasonably incurred by the executive to enforce his or her rights under the agreement; and

  •
  outplacement services.

In our view, the severance multiple of three times base salary and bonus that each named executive officer would receive is appropriate. We believe that these benefits serve our compensation philosophy of attracting and retaining executives who are critical to the execution of our long-term strategic vision, as they are consistent with what many senior executives in the financial services industry receive, and of aligning the interests of our executives with those of our shareholders, as these agreements ensure that shareholders will have the benefit of the undivided attention of our executives during the uncertain period before and after a change in control.

The change in control agreements also incorporate provisions to deal with the impact of the federal excise tax on excess parachute payments. The so-called "golden parachute" tax rules subject "excess parachute payments" to a dual penalty: the imposition of a 20% excise tax upon the recipient and non-deductibility of such payments by the paying corporation. While the excise tax is seemingly evenhanded, the excise tax can discriminate against long-serving employees in favor of new hires, against individuals who do not exercise options in favor of those who do and against those who elect to defer compensation in favor of those who do not. For these reasons, we provide an excise tax gross-up in the change in control agreements.

The named executive officers each signed a consent whereby they agreed to amendments to the change in control agreement that brought them into compliance with the CPP requirements. See the "Executive Compensation Implications of the Emergency Economic Stabilization Act" section below.

For more information on the terms and conditions of the change in control agreements, also see the section entitled "Potential Payments upon Termination or Change in Control at Fiscal Year-End 2008."

Executive Compensation Implications of the Emergency Economic Stabilization Act

On November 14, 2008, Comerica sold a series of its preferred stock and a warrant to the U.S. Department of the Treasury ("Treasury") under the Capital Purchase Program ("CPP") created under the Emergency Economic Stabilization Act of 2008 ("EESA"). Pursuant to the CPP Securities Purchase Agreement entered into by the Company in connection with that transaction, during the period that the Treasury holds equity or debt securities of Comerica, the compensation of our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers, which in 2008 included Mr. Babb, Ms. Acton, Mr. Buttigieg, Mr. Mooradian and Ms. Beck (the "SEOs"), will be subject to the following:

  •
  a "clawback" of any bonus or incentive compensation paid based on financial statements or other criteria that prove to be materially inaccurate;

  •
  a limitation on the value of the payments and benefits to which the executive would otherwise be entitled upon an involuntary termination of employment of 2.99 times the executive's average annual taxable compensation for the five years prior to the involuntary termination; and

  •
  a waiver of incentive compensation pursuant to arrangements that are determined by the Governance, Compensation and Nominating Committee(3) to encourage our SEOs to take unnecessary and excessive risks that threaten the value of the Company.

Additionally, due to our participation in the CPP, the amount that we are able to deduct under Section 162(m) of the Internal Revenue Code has been reduced from $1 million to $500,000, and we are unable to deduct compensation under the performance-based compensation exception of Section 162(m). Accordingly, the maximum deduction that we can take for compensation attributable to the services of our SEOs during the period the Treasury holds equity or debt securities of the Company is $500,000 per SEO. Due to the elimination of the performance-based exception for institutions participating in the CPP, the tax deductibility of the compensation received by the SEOs, including upon the exercise of stock options and vesting of other equity-based awards, attributable to services during the CPP participation period will no longer be deductible. In addition, the compensation payable with respect to such period will be non-deductible regardless of whether the executives otherwise cease to be "covered executives" under Section 162(m).

In order to implement the foregoing restrictions, Comerica held a special meeting of the Governance, Compensation and Nominations Committee on November 10, 2008. At that meeting, the Committee approved a resolution to amend Comerica's compensation, bonus, incentive and other benefit plans, arrangements and agreements with respect to the SEOs as required to comply with the EESA compensation restrictions. Each of our named executive officers consented to these changes.

Participation in the CPP also required our Governance, Compensation and Nominating Committee, in conjunction with our senior risk officers, to review the incentive compensation arrangements of SEOs to determine whether they encourage SEOs to take unnecessary and excessive risks that would threaten the value of Comerica. As such, our Governance, Compensation and Nominating Committee and senior risk officers have met to discuss and review the relationship between our risk management policies and practices and SEO incentive compensation arrangements. This meeting included a detailed review of the structure and components of our SEO incentive compensation arrangements, the material sources of risk in our business lines and various policies and practices of Comerica that mitigate risk. Within this framework, a variety of topics were discussed, including the parameters of acceptable and excessive risk taking (based on an understanding that some risk taking is an inherent part of operating a business) and the general business goals and concerns of the Company, including to the need to attract, retain and motivate top tier talent. At the meeting, Hewitt Associates LLC, an independent and nationally known executive compensation consulting firm (see the "Our Compensation Consultant" section below), also presented to the Governance, Compensation and Nominating Committee and the senior risk officers with its risk assessment of Comerica's full executive compensation program, noting that it did not observe any element of the compensation program that would increase the likelihood of SEOs being rewarded for inappropriate risk taking. As a result of this review and discussion, the Governance, Compensation and Nominating Committee found that Comerica's compensation program does not encourage unnecessary and excessive risks, in large part because it is competitive and well-balanced, with a mix of cash and equity based on short and long-term factors, as described below. As required by the regulations under the CPP, the Governance, Compensation and Nominating Committee certifies that it has reviewed the SEO incentive compensation arrangements with the Company's senior risk officers and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company.

(3)
The Governance, Compensation and Nominating Committee is a combination of two prior committees of Comerica, the Compensation Committee and the Corporate Governance and Nominating Committee. Those committees were combined into one committee, effective immediately after the annual shareholders meeting held on May 20, 2008. The Governance, Compensation and Nominating Committee is comprised entirely of outside directors meeting the independence requirements of the Securities and Exchange Commission and the New York Stock Exchange.

The American Recovery and Reinvestment Act of 2009

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 ("ARRA") was enacted. This Act contains further restrictions on executive compensation for financial institutions participating in the CPP, including Comerica.

ARRA provides that the Secretary of the Treasury shall establish standards for executive compensation and corporate governance that will include the following key items:

  •
  Exclude Incentives to Take Unnecessary and Excessive Risks:  The standards will exclude incentives for SEOs to take unnecessary and excessive risks that threaten the value of the company during the period in which any CPP obligation remains outstanding.

  •
  Clawback:  The standards will call for recovery of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that is paid to the SEOs and the next 20 most highly compensated employees.

  •
  Prohibition on Severance Payments top 10:  The standards will include a prohibition on any payment to any SEO or any of the next five most highly-compensated employees upon termination of employment for any reason while any CPP obligations remain outstanding.

  •
  Prohibition on Bonuses top 25:  The standards will include a prohibition of the payment or accrual of any bonus, retention award, or incentive compensation to SEOs and the next 20 most highly-compensated employees for as long as any CPP related obligations are outstanding (other than certain long-term restricted stock with a value no greater than one-third of the employee's total amount of annual compensation).

  •
  Prohibition on Plans that Encourage Manipulation:  The standards will include a prohibition on compensation plans that would encourage earnings manipulation to enhance the compensation of employees.

In addition, ARRA includes the following notable provisions:

  •
  Certification of Compliance:  The CEO and CFO must provide a written certification of compliance with the executive compensation restrictions in ARRA in the company's annual filings with the SEC.

  •
  Semiannual Risk Review by Compensation Committee:  The independent Compensation Committee must meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the company from such plans.

  •
  Luxury Expenditures Policy:  CPP participants must implement a company-wide policy regarding excessive or luxury expenditures.

  •
  Annual Non-binding Shareholder Approval of Executive Compensation:  The proxy statement of a CPP participant must permit a separate, non-binding shareholder vote to approve the compensation of executives.

  •
  Review of Prior Payments:  The U.S. Department of the Treasury will review bonuses, retention awards and other compensation paid to the SEOs and the next 20 most highly-compensated employees of each company receiving CPP assistance before ARRA was enacted and to seek to negotiate with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the CPP or otherwise in conflict with the public interest.

ARRA requires the Treasury Department or, in the case of the certificate of compliance and the annual non-binding shareholder approval of executive compensation, the Securities and Exchange Commission, to issue rules to implement these new restrictions.

Deductibility of Executive Compensation

Comerica's executive compensation programs are designed to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the Governance, Compensation and Nominating Committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code and would not be deductible.

As a participant in the CPP, Comerica is subject to additional restrictions on the deductibility of executive compensation as set forth in the Emergency Economic Stabilization Act. For additional details about those restrictions, please see the section above entitled, "Executive Compensation Implications of the Emergency Economic Stabilization Act."

GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE REPORT

The Governance, Compensation and Nominating Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in Comerica's proxy statement.

The Governance, Compensation and Nominating Committee of Comerica Incorporated (the "Financial Institution") certifies that it has reviewed with senior risk officers the incentive compensation arrangements of Senior Executive Officers (as such term is defined in Section 111 of the Emergency Economic Stabilization Act of 2008 and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008) ("SEOs") and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Financial Institution.

The Governance, Compensation and Nominating Committee

Kenneth L. Way, Chairman
Lillian Bauder, Vice Chairman
Roger A. Cregg
Jacqueline P. Kane
Richard G. Lindner
Alfred A. Piergallini

March 24, 2009

The following table summarizes the compensation of the Chief Executive Officer of Comerica, the Chief Financial Officer of Comerica and the three other most highly compensated executive officers of Comerica who were serving at the end of the fiscal year ended December 31, 2008 (collectively, the "named executive officers").

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year	Salary ($)	Stock Awards (1)(2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6)(7)(8) ($)	Total ($)
Ralph W. Babb, Jr.	2008	985,000	1,553,792	1,549,250	615,625	1,839,230	278,320	6,821,217
Chairman of the Board,	2007	960,000	2,150,444	2,302,250	2,016,000	1,389,069	336,421	9,154,184
President and Chief Executive Officer, Comerica Incorporated and Comerica Bank	2006	927,025	2,139,189	2,588,650	1,923,576	946,572	82,479	8,607,491
Elizabeth S. Acton	2008	512,500	823,514	458,470	510,570	207,246	38,504	2,550,804
Executive Vice President	2007	500,000	649,000	690,190	602,500	101,820	341,762	2,885,272
and Chief Financial Officer,	2006	484,000	817,490	734,550	577,775	101,876	33,022	2,748,713
Comerica Incorporated and Comerica Bank
Joseph J. Buttigieg, III	2008	667,000	1,074,076	741,810	993,830	1,247,542	252,954	4,977,212
Vice Chairman,	2007	650,000	1,050,980	1,108,750	1,176,500	1,069,182	138,838	5,194,250
Comerica Incorporated and Comerica Bank	2006	627,000	1,107,915	1,272,510	1,122,330	434,231	64,600	4,628,586
Dennis J. Mooradian	2008	621,000	814,177	477,590	618,650	225,707	53,429	2,810,553
Executive Vice President	2007	603,000	1,023,108	905,408	726,615	149,330	231,551	3,639,012
Comerica Incorporated and Comerica Bank (retired effective February 28, 2009)	2006	582,000	1,000,518	890,657	694,763	149,582	42,331	3,359,851
Mary Constance Beck	2008	596,000	715,433	579,930	593,760	226,695	44,063	2,755,881
Executive Vice President	2007	581,000	718,208	668,930	700,105	172,891	221,469	3,062,603
Comerica Incorporated and Comerica Bank	2006	560,000	695,618	661,450	614,250	165,911	40,062	2,737,291

Footnotes:

(a)
Current position held by the named executive officer as of April [             ], 2009, except for Dennis J. Mooradian, who retired effective February 28, 2009.

(1)
This column represents the dollar amounts recognized in 2008, 2007 and 2006 for financial statement reporting purposes for the fair value of restricted stock granted to each of the named executive officers in 2008 and prior fiscal years, in accordance with SFAS 123R. For additional information on the assumptions used in determining fair value for share-based compensation, refer to notes numbers 1 and 15 of the Notes to the Consolidated Financial Statements in Comerica's Annual Report on Form 10-K for the year ended December 31, 2008. See the "2008 Grants of Plan-Based Awards" table below for information on awards made in 2008. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers. See the "Outstanding Equity Awards at Fiscal Year-End 2008" table below for information on the market value of shares not vested as of December 31, 2008.

(2)
Grants of restricted stock include the right to receive cash dividends. The value of future cash dividends is included in the grant date fair value of the awards shown in the table. Amounts for 2008, 2007 and 2006, respectively, paid to each of the named executive officers on their unvested restricted stock were as follows: (Ralph W. Babb, Jr., $295,110, $231,795 and $165,440; Elizabeth S. Acton, $108,481, $100,790 and $100,550; Mary Constance Beck, $116,998, $80,030 and $53,050; Joseph J. Buttigieg, III, $146,200, $123,340 and $98,290; and Dennis J. Mooradian, $121,745, $113,915 and $124,970).

(3)
This column represents the dollar amounts recognized in 2008, 2007 and 2006 for financial statement reporting purposes for the fair value of stock options granted to each of the named executive officers in 2008 and prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions used in determining fair value for share-based compensation, refer to notes number 1 and 15 of the Notes to the Consolidated Financial Statements in Comerica's Annual Report on Form 10-K for the year ended December 31, 2008. See the "2008 Grants of Plan-Based Awards" table below for information on awards made in 2008. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers. See the "Outstanding Equity Awards at

  Fiscal Year-End 2008" table below for information on the number of exercisable and unexercisable options held, option exercise prices and option expiration dates as of December 31, 2008.

(4)
Amounts in this column represent incentive awards under Comerica's Management Incentive Plan based on Comerica's return on average equity and earnings per share growth performance for the one-year and three-year performance periods ended December 31, 2008, December 31, 2007 and December 31, 2006, respectively. Participants receive the one-year and three-year performance awards entirely in cash. In addition, when senior officers elect to defer the one-year or three-year performance award, all or a portion of the deferred award will be deemed invested in Comerica common stock and paid out in common stock and/or deemed invested in various investment funds and paid out in cash, at the election of the participant. In addition, Ms. Beck and Mr. Mooradian each received a payment in 2007 under the Management Incentive Plan that was earned in 2005 and should have been paid in 2006 but was not paid due to an administrative error. Such amounts paid to Ms. Beck and Mr. Mooradian were $61,425 and $63,928 respectively. Since these amounts were earned in 2005, they are not reflected in the above table. See the "Compensation Discussion and Analysis" section above for additional information on the Management Incentive Plan. In recognition of the difficult times within the industry, the Governance, Compensation and Nominating Committee, at the request of the Mr. Babb, decided to reduce to zero the cash award paid to Mr. Babb under the Management Incentive Plan for the one-year performance period ended December 31, 2008. Therefore, Mr. Babb's 2008 amount in this column only reflects the incentive for the three-year performance period ended December 31, 2008. A break-down of the one-year and three-year incentives paid under the Management Incentive Plan for the performance periods ended December 31, 2008, as compared with the performance periods ended December 31, 2007, are set forth in the table below:

Named Executive Officer	Annual Cash Incentive for 2008	Three-Year Cash Incentive for 2006-2008	Annual Cash Incentive for 2007	Three-Year Cash Incentive for 2005-2007	Decrease in Total Cash Incentive from 2007 to 2008
Mr. Babb	$ 0	$615,625	$1,248,000	$768,000	$(1,400,375)
Ms. Acton	$366,440	$144,130	$ 422,500	$180,000	$ (91,930)
Mr. Buttigieg	$660,330	$333,500	$ 760,500	$416,000	$ (182,670)
Mr. Mooradian	$444,000	$174,650	$ 509,535	$217,080	$ (107,965)
Ms. Beck	$426,140	$167,620	$ 490,945	$209,160	$ (106,345)
(5)
This column represents the aggregate change in the actuarial present value of the individual's accumulated benefit under the qualified pension plan and SERP. Actuarial assumptions under the qualified pension plan and the SERP include post-retirement mortality projections from the RP2000 Combined Healthy Mortality Table for Males and Females projected to 2010 Using Scale AA; no assumed pre-retirement mortality; and payments commence at age 65, payable in the form of a single life annuity. The actuarial assumptions also assume a 2005 discount rate of 5.50%, a 2006 discount rate of 5.89%, a 2007 discount rate of 6.47% and a 2008 discount rate of 6.03%. The years of service credited to Mr. Babb under the SERP include 17 years of service that Comerica contractually agreed to provide Mr. Babb to equalize the effect of his departure from his previous employer. See the "Employment Contracts and Severance or Change in Control Agreements" section and the "Pension Benefits at Fiscal Year-End 2008" table for additional information. Comerica has not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in the column.

(6)
Amounts for each of the named executive officers include a matching contribution under Comerica's 401(k) savings plan of $9,200 in 2008, $9,000 in 2007 and $1,000 in 2006, as well as a performance match under Comerica's 401(k) savings plan of $3,302 in 2006. Amounts for 2008, 2007 and 2006, respectively, also include life insurance premiums paid by Comerica for the benefit of certain named executive officers (Ralph W. Babb, Jr., $6,076, $7,259 and $7,259; and Joseph J. Buttigieg, III, $16,571, $17,202 and $13,864).

(7)
Includes 2008, 2007 and 2006 matching contributions under Comerica's Employee Stock Purchase Plan ("ESPP"). Under the ESPP, a total of five million shares of Comerica's common stock may be sold or awarded to eligible Comerica employees, including the named executive officers. The ESPP provides employees the opportunity to purchase shares of Comerica common stock without being charged a brokerage fee. Employees may contribute to the plan through regular after-tax payroll deductions, or make after-tax lump sum contributions during two window periods during the year. Comerica provides a matching contribution equal to 15% of the contributions made during the previous quarter, provided there have been no withdrawals during that quarter (a "Quarterly Match"). Comerica also provides a matching contribution equal to five percent of the contributions made during the first of the previous two plan years, provided there have been no withdrawals during the previous two plan years and the participant is still employed on the last day of the second plan year (a "Retention Match"). No matches are made on contributions exceeding $25,000 per year. In addition, under the ESPP, Comerica makes service award contributions to the accounts of employees who have attained a certain length of service. The service award contributions are used to purchase shares of Comerica stock at the current market price. All participants in the ESPP are eligible to receive matching contributions.

Amounts for 2008 include a Quarterly Match and Retention Match, respectively, for the following named executive officers in the amount set forth opposite such officer's name: Ralph W. Babb, Jr., $3,750 and $0; Mary Constance Beck, $3,750 and $0; Joseph J. Buttigieg, III, $0 and $28; and Dennis J. Mooradian, $3,750 and $0. Amounts for 2007 include a Quarterly Match and Retention Match, respectively, for the following named executive officers in the amount set forth opposite such officer's name: Ralph W. Babb, Jr., $0 and $1,250; Mary Constance Beck, $0 and $1,250; Joseph J. Buttigieg, III, $7 and $0; and

  Dennis J. Mooradian, $3,750 and $1,250. Amounts for 2006 include a Quarterly Match and Retention Match, respectively, for the following named executive officers in the amount set forth opposite such officer's name: Mary Constance Beck, $0 and $1,250; Joseph J. Buttigieg, III, $85 and $0; and Dennis J. Mooradian, $0 and $1,250. All participants in the Employee Stock Purchase Plan are eligible to receive matching contributions. In 2006, Mr. Buttigieg received 10 shares of Comerica common stock under the Employee Stock Purchase Plan as a service award in recognition of 35 years of employment. All employees who attain 35 years of service are eligible to receive the same award. None of the named executive officers received a service award in 2007 or 2008.

(8)
Includes limited perquisites provided to some or all of the named executives. Amounts for 2008 included a company vehicle to each named executive officer: Ralph W. Babb, Jr., $18,066; Elizabeth S. Acton, $11,250; Mary Constance Beck, $12,250; Joseph J. Buttigieg, III, $14,750; and Dennis J. Mooradian, $9,934; club memberships to certain named executive officers: Ralph W. Babb, Jr., $202,928 (includes initiation fee for new membership following relocation to Dallas); Elizabeth S. Acton, $1,747; Mary Constance Beck, $35; Joseph J. Buttigieg, III, $5,240; and Dennis J. Mooradian, $1,627; tax return preparation for each named executive officer: Ralph W. Babb, Jr., $16,742; Elizabeth S. Acton, $9,018; Mary Constance Beck, $10,608; Joseph J. Buttigieg, III, $8,339; and Dennis J. Mooradian, $9,000. Amounts for 2008 also include tax gross-up (for tax return preparation, a company vehicle and, if applicable, certain of the relocation expenses described below) in the following amounts to each named executive officer: Ralph W. Babb, Jr., $19,965; Elizabeth S. Acton, $7,289; Mary Constance Beck, $8,220; Joseph J. Buttigieg, III, $54,184; and Dennis J. Mooradian, $6,809. Effective January 1, 2009, gross-ups for tax return preparation and company vehicles were eliminated on a going forward basis because Comerica determined they were no longer necessary to provide the named executive officers with competitive compensation and benefits. Relocation-related gross-ups are provided to various levels of employees, and the Company continues to deem them necessary. 2008 amounts in this column include relocation benefits provided to certain named executive officer as a result of Comerica's corporate headquarter relocation: Ralph W. Babb, Jr., $1,592; Joseph J. Buttigieg, III, $144,642; and Dennis J. Mooradian, $13,109. Relocation benefits included pre-commitment visits, miscellaneous expense allowances, tax assistance, home sale assistance, closing costs on home sale, home buyout costs, home sale incentives, up to $100,000 of losses on the sale of homes, home finding trips, home purchase closing costs, household goods shipping, temporary living expenses, duplicate housing expenses and final trip expenses.

The following table provides information on grants of awards to named executive officers in the fiscal year ended December 31, 2008 under Comerica's plans.

2008 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)
								Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)
		Date Award Approved by Compensation Committee
Name	Grant Date		Threshold ($)	Target ($)	Maximum(2) ($)
Ralph W. Babb, Jr.	—	—	0	2,955,000	2,955,000	—	—	—	—
	01/22/2008	01/22/2008	—	—	—	34,000	—	—	1,273,300
	01/22/2008	01/22/2008	—	—	—	—	100,000	37.45	956,000
Elizabeth S. Acton	—	—	0	896,875	896,875	—	—	—	—
	01/22/2008	01/22/2008	—	—	—	18,445	—	—	690,765
	01/22/2008	01/22/2008	—	—	—	—	32,000	37.45	305,920
Joseph J. Buttigieg, III	—	—	0	1,734,200	1,734,200	—	—	—	—
	01/22/2008	01/22/2008	—	—	—	16,000	—	—	599,200
	11/18/2008	11/18/2008	—	—	—	14,870	—	—	320,002
	01/22/2008	01/22/2008	—	—	—	—	51,000	37.45	487,560
Dennis J. Mooradian	—	—	0	1,086,750	1,086,750	—	—	—	—
	01/22/2008	01/22/2008	—	—	—	10,212	—	—	382,439
	01/22/2008	01/22/2008	—	—	—	—	34,000	37.45	325,040
Mary Constance Beck	—	—	0	1,043,000	1,043,000	—	—	—	—
	01/22/2008	01/22/2008	—	—	—	14,100	—	—	528,045
	01/22/2008	01/22/2008	—	—	—	—	34,000	37.45	325,040

Footnotes:

(1)
These columns reflect the potential payments for each of the named executive officers under the Management Incentive Plan for the annual performance period covering 2008 and the three-year performance period covering 2006-2008. Refer to the Management Incentive Plan portion of the "Compensation Discussion and Analysis" section above for additional information on such plan. Because there is the possibility of no incentive funding if Comerica does not meet its performance objectives, the threshold is deemed to be zero. In addition, as Comerica's goal is to meet all performance objectives, the target incentive is deemed to be the same as the maximum incentive. Incentives earned under the Management Incentive Plan for the one year and three year performance periods in 2008 and 2006-2008 are shown in the Non-Equity Incentive Compensation Plan column of the 2008 Summary Compensation Table.

(2)
As described in the "Compensation Discussion and Analysis" section above, the maximum stated for each named executive officer under the Management Incentive Plan represents the maximum amount that could be funded for each named executive officer based upon the achievement of the performance criteria under the plan and on such executive officer's organizational level and base salary. The Governance, Compensation and Nominating Committee may use its discretion to reduce the payment to the named executive officer based on individual performance over the performance period. As a result, an individual's award may be less than the maximum stated in the table above for the named executive officer.

(3)
This column shows the number of restricted shares granted to each named executive officer in 2008. Unless an award is forfeited prior to vesting, each restricted stock grant award is subject to 5 year cliff vesting. Vesting may be accelerated by the Governance, Compensation and Nominating Committee in its discretion as permitted by the Long-Term Incentive Plan. However, acceleration is typically only considered by the Committee in limited retirement situations and, even then, is subject to the execution of a non-solicitation and non-competition agreement by the retiring executive. Refer to the Stock-Based Awards Under the Long-Term Incentive Plan portion of the "Compensation Discussion and Analysis" section above for more information on restricted stock awards.

(4)
This column shows the number of stock options granted to each named executive officer in 2008. Option awards generally have a 10-year term and become exercisable annually in 25% increments.

(5)
The closing price of Comerica's common stock per share on January 22, 2008, the grant date.

(6)
This column represents the fair value (at grant date) of stock options and restricted stock awards granted to each of the named executive officers in 2008. The restricted stock value is calculated using the closing stock price on the date of grant. The stock option grant value is based on a binomial lattice valuation.

Comerica's Long-Term Incentive Plan.    The Long-Term Incentive Plan is administered by the Governance, Compensation and Nominating Committee of the Board of Directors. The Governance, Compensation and Nominating Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards under the Long-Term Incentive Plan.

The maximum number of shares of Comerica's common stock available under the Long-Term Incentive Plan is 11 million, plus (i) any shares of common stock available for future awards under an earlier version of the Long-Term Incentive Plan (the "Prior LTIP"); and (ii) any shares of common stock that are represented by awards granted under the Prior LTIP that are forfeited, expire or are cancelled without delivery of the shares or that result in the forfeiture of shares back to Comerica. The Governance, Compensation and Nominating Committee may not utilize more than one million shares for stock options that qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended. In addition, not more than 2.2 million of the shares available for awards may be used for awards other than stock options and stock appreciation rights (e.g., restricted stock grants), and no individual may be granted awards with respect to more than 350,000 shares in any calendar year. To the extent that any award is forfeited, or terminates, expires or lapses without exercise or settlement, the shares subject to such awards forfeited or not delivered as a result thereof will again be available for awards under the Long-Term Incentive Plan.

The following table provides information on stock option and restricted stock grants awarded pursuant to the Long-Term Incentive Plan for each named executive officer that were outstanding as of the end of the fiscal year ended December 31, 2008. Each outstanding award is shown separately. The market value of the stock awards is based on the closing market price of Comerica stock on December 31, 2008 of $19.85 per share. The vesting schedule for each award is described in the footnotes to this table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Ralph W. Babb, Jr.	0	100,000	(1)	37.45	1/22/2018	34,000	(5)	674,900
	25,000	75,000	(2)	58.98	1/23/2017	30,000	(6)	595,500
	50,000	50,000	(3)	56.47	2/15/2016	29,000	(7)	575,650
	131,250	43,750	(4)	54.99	4/21/2015	13,000	(8)	258,050
	150,000	0		52.50	4/16/2014	12,500	(9)	248,125
	70,000	0		40.32	4/17/2013
	125,000	0		63.20	4/17/2012
	50,000	0		54.95	9/30/2011
	75,000	0		51.43	5/2/2011
	40,000	0		66.81	3/19/2009
Elizabeth S. Acton	0	32,000	(1)	37.45	1/22/2018	18,445	(5)	366,133
	8,000	24,000	(2)	58.98	1/23/2017	7,000	(6)	138,950
	16,000	16,000	(3)	56.47	2/15/2016	7,000	(7)	138,950
	33,750	11,250	(4)	54.99	4/21/2015	6,000	(8)	119,100
	45,000	0		52.50	4/16/2014	6,000	(9)	119,100
	30,000	0		62.02	4/13/2012
Joseph J. Buttigieg, III	0	51,000	(1)	37.45	1/22/2018	16,000	(5)	317,600
						14,870	(10)	295,170
	12,500	37,500	(2)	58.98	1/23/2017	14,000	(6)	277,900
	25,000	25,000	(3)	56.47	2/15/2016	14,000	(7)	277,900
	56,250	18,750	(4)	54.99	4/21/2015	7,000	(8)	138,950
	75,000	0		52.50	4/16/2014	7,000	(9)	138,950
	68,000	0		40.32	4/17/2013
	70,000	0		63.20	4/17/2012
	75,000	0		51.43	5/2/2011
	75,000	0		41.50	3/17/2010
	40,000	0		66.81	3/19/2009
Dennis J. Mooradian(11)	0	34,000	(1)	37.45	1/22/2018	10,212	(5)	202,708
	8,500	25,500	(2)	58.98	1/23/2017	9,000	(6)	178,650
	17,000	17,000	(3)	56.47	2/15/2016	9,000	(7)	178,650
	33,750	11,250	(4)	54.99	4/21/2015	6,000	(8)	119,100
	45,000	0		52.50	4/16/2014	6,000	(9)	119,100
	60,000	0		51.90	11/04/2013
Mary Constance Beck	0	34,000	(1)	37.45	1/22/2018	14,100	(5)	279,885
	8,500	25,500	(2)	58.98	1/23/2017	9,000	(6)	178,650
	17,000	17,000	(3)	56.47	2/15/2016	9,000	(7)	178,650
	33,750	11,250	(4)	54.99	4/21/2015	6,000	(8)	119,100
	30,000	0		60.70	11/03/2014	10,000	(12)	198,500

Footnotes:

(1)
Options vest annually in 25% increments with vesting dates of 1/22/2009, 1/22/2010, 1/22/2011 and 1/22/2012.

(2)
Options vest annually in 25% increments with vesting dates of 1/23/2008, 1/23/2009, 1/23/2010 and 1/23/2011.

(3)
Options vest annually in 25% increments with vesting dates of 1/24/2007, 1/24/2008, 1/24/2009 and 1/24/2010.

(4)
Options vest annually in 25% increments with vesting dates of 1/25/2006, 1/25/2007, 1/25/2008 and 1/25/2009.

(5)
These shares of restricted stock vest on January 22, 2013.

(6)
These shares of restricted stock vest on January 23, 2012.

(7)
These shares of restricted stock vest on February 15, 2011.

(8)
These shares of restricted stock vest on April 21, 2010.

(9)
These shares of restricted stock vest on April 16, 2009.

(10)
These shares of restricted stock vest on November 18, 2013.

(11)
In conjunction with the retirement of Dennis J. Mooradian, the Governance, Compensation and Nominating Committee approved the accelerated vesting of Mr. Mooradian's outstanding unvested restricted stock, totaling 40,212 shares, subject to his execution of a non-solicitation and non-compete agreement with Comerica. See the "Employment Contracts and Severance or Change in Control Agreements" section of the "Compensation Discussion and Analysis" for more information.

(12)
These shares of restricted stock vest on November 3, 2009.

The following table provides information concerning the exercise of stock options and the vesting of stock, including restricted stock, during the fiscal year ended December 31, 2008, for each of the named executive officers.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph W. Babb, Jr.(1)	0	0	10,000	413,100
Elizabeth S. Acton(2)	0	0	6,000	247,860
Joseph J. Buttigieg, III(3)	0	0	7,000	289,170
Dennis J. Mooradian(4)	0	0	8,750	255,325
Mary Constance Beck	0	0	0	0

Footnotes:

(1)
Mr. Babb acquired 10,000 shares with a market price of $41.31 on January 28, 2008 upon the lapse of restrictions on a restricted stock award.

(2)
Ms. Acton acquired 6,000 shares with a market price of $41.31 on January 28, 2008 upon the lapse of restrictions on a restricted stock award.

(3)
Mr. Buttigieg acquired 7,000 shares with a market price of $41.31 on January 28, 2008 upon the lapse of restrictions on a restricted stock award.

(4)
Mr. Mooradian acquired 8,750 shares with a market price of $29.18 on November 4, 2008 upon the lapse of restrictions on a restricted stock award.

The following table gives information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement, including, without limitation, tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and nonqualified defined contribution plans. In the table below, the Comerica Incorporated Retirement Plan is referred to as the "Pension Plan" and the supplemental executive retirement plan is referred to as the "SERP".

PENSION BENEFITS AT FISCAL YEAR-END 2008(1)

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
	Pension Plan	12.58	907,439	0
Ralph W. Babb, Jr.	SERP	30.58	8,973,848	0
	Total Pension Value		9,881,287	0
	Pension Plan	5.75	131,836	0
Elizabeth S. Acton	SERP	5.75	545,610	0
	Total Pension Value		677,446	0
	Pension Plan	36.58	1,367,211	0
Joseph J. Buttigieg, III	SERP	36.58	7,282,327	0
	Total Pension Value		8,649,538	0
	Pension Plan	4.08	113,708	0
Dennis J. Mooradian	SERP	4.08	573,575	0
	Total Pension Value		687,283	0
	Pension Plan	3.08	106,067	0
Mary Constance Beck	SERP	3.08	482,842	0
	Total Pension Value		588,909	0

Footnotes:

(1)
Actuarial Assumptions under both Plans in the table include a discount rate of 6.03%; post-retirement mortality projections from the RP2000 Combined Healthy Mortality Table for Males and Females projected to 2010 using Scale AA; no assumed pre-retirement mortality; and that payments are projected to commence at age 65 in the form of a single life annuity.

(2)
The years of service credited to Mr. Babb under the SERP include 17 years of service that Comerica contractually agreed to provide Mr. Babb to equalize the effect of his departure from his previous employer.

(3)
Retirement age is deemed to be the normal retirement age as defined in each respective plan. For more information on the terms and conditions of each plan, please see the discussion of the material terms of each plan below.

Comerica maintains the Comerica Incorporated Retirement Plan, a tax-qualified defined benefit pension plan (the "Pension Plan"). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan, the Comerica Incorporated Retirement Plan and pension plans of other companies acquired by Comerica. The Pension Plan in general covers salaried employees who are age 21 and have at least one year of service. New employees hired after December 31, 2006 are not eligible to participate in the Pension Plan.

Normal retirement age under the Pension Plan is 65, and early retirement age is 55. A participant with 10 years of service may retire at early retirement age, or thereafter, and receive payment of his or her accrued benefit, reduced by an early retirement reduction factor for commencement prior to normal retirement age. Of the named executive officers, Ralph W. Babb, Jr. and Joseph J. Buttigieg, III currently are eligible for early retirement.

A participant who retires under the Pension Plan receives a pension comprised of two parts. The first part is the pension based on the service the participant accrued under one of the aforementioned plans on the day prior to the January 1, 1994 merger of those plans into the Pension Plan. The second part is the sum of (i) nine-tenths of one percent times the participant's final average monthly compensation, times the participant's years of benefit service since January 1, 1994 (total service not to exceed 35); plus (ii) seven tenths of one percent times the participant's final average monthly compensation in excess of the participant's covered compensation (the average of the taxable wage bases in effect for each calendar year during the 35-year period ending on the last day of the calendar year prior to the participant's attainment of Social Security Retirement Age), times the participant's years of benefit service since January 1, 1994 (total service not exceeding 30).

Final average monthly compensation is a participant's aggregate monthly compensation for the 60 consecutive calendar months that fall within the 120 calendar months preceding the participant's retirement or separation from service prior to retirement, which results in the highest aggregate monthly compensation, divided by 60. Compensation under the Pension Plan is defined as wages, salary and any other amounts received for personal service actually rendered in the course of the employee's employment with the employer, to the extent such amounts are includible in gross income, plus incentives earned under the management incentive program, inclusive of awards earned under the Management Incentive Plan that the Governance, Compensation and Nominating Committee determines will be paid under Comerica's Long-Term Incentive Plan in lieu of a cash incentive. Compensation also includes pre-tax contributions to the employer's cafeteria plan, Preferred Savings Plan, and any transportation fringe benefit plan sponsored by the employer.

Compensation does not include amounts includible in income upon making an election to include the value of restricted property in income in the year of receipt, paid or reimbursed moving expenses, contributions to or distributions from a deferred compensation plan, amounts realized from the exercise of a nonqualified stock option, amounts realized when restricted stock becomes freely transferable or is no longer subject to a substantial risk of forfeiture, amounts realized from the sale, exchange or disposition of stock acquired under a qualified stock option, premiums paid by the employer toward the purchase of group term life insurance, the cost to the employer or the value of fringe benefits, the cost to the employer or value of awards of an irregular nature, expense reimbursements, amounts paid for customer or business referrals, any amount in addition to the employee's regular salary paid in settlement of any employment-related claim, any severance payment in excess of an employee's regular base salary, or any amount paid to an employee in addition to his or her regular base salary during an interim period as an inducement to continue employment for a temporary period pending the elimination of his or her position.

The Pension Plan also provides a funding mechanism intended to help retiring employees purchase additional health care insurance. This is a level benefit to all employees that is not based on compensation but is based on "points". "Points" are the Participant's age plus service at termination or retirement. This benefit provides $1.50 per "point" payable monthly commencing on the participant's normal retirement date. Participants eligible to retire early under the pension plan who have also attained age 60 with 10 years of service or who have accumulated 80 points, are entitled to a benefit equal to $3.00 per point payable monthly commencing on their early retirement date and ending on their normal retirement date. For example, a participant retiring at age 60 and with 20 years of service, would receive a monthly payment of $240 until his or her normal retirement date, and a monthly benefit of $120 thereafter. Those vested employees not meeting the age 60 and 10 years of service or 80 point criteria would receive a flat $1.50 per point monthly benefit commencing on their normal retirement date.

Certain participants are entitled to receive an additional normal retirement benefit under the Pension Plan if the regular formula produces an amount that is less than the amount they would receive using the 2005 compensation limit and a stated annual additional amount. The named executive officers who are eligible for the additional normal retirement benefit under the Pension Plan include: Mr. Babb, with an additional annual benefit of $78,852, and Mr. Buttigieg, with an additional annual benefit of $39,888.

The 2008 limit under the Internal Revenue Code on the maximum annual pension that any participant, including any named executive officer, may receive under a tax-qualified defined benefit plan is $185,000. The maximum annual compensation of any participant that Comerica can consider in computing a pension under a qualified plan is $230,000.

A participant who is unmarried at the time of retirement generally receives a pension in the form of a single life annuity, the annual amount of which is listed in the "Pension Benefits at Fiscal Year-End 2008" table above. A participant who is married at the time of retirement generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the single life annuity. The pension amounts appearing in the "Pension Benefits at Fiscal Year-End 2008" table assume that retirement will occur at the normal retirement age of 65 and the benefit will be paid in the form of a single life annuity.

The amounts set forth in the table above are not subject to deduction for Social Security or other offset amounts. The pension benefit formula under each of these plans is designed so that the pension benefits payable are integrated with the Social Security taxable wage base.

In addition to the Pension Plan, Comerica maintains the SERP, which is a consolidation of the nonqualified retirement plans previously maintained by Comerica and Manufacturers National Corporation. The SERP makes up the portion of the retirement benefits lost by participants in the Pension Plan due to IRS limits on tax-qualified retirement plans that cap annual compensation which can be taken into account in determining pension benefits, cap the annual benefit that can be paid to any participant and set restrictions when a plan is top-heavy. The SERP includes the amount of certain deferrals that are not included within the compensation definition in the Pension Plan. The SERP benefits are calculated in the form of a 100% joint and survivor annuity if a participant is married, and in the form of a life annuity if a participant is not married when payments commence.

The SERP also provides the supplemental pension to Ralph W. Babb, Jr. that is described in the May 28, 1998 Supplemental Pension and Retiree Medical Agreement between Comerica and Mr. Babb, referenced on page 25 under "Employment Contracts and Severance or Change in Control Agreements," which serves to equalize the effect that the departure from his prior employer had on Mr. Babb's pension (the "Supplemental Pension").

The following table provides information on the nonqualified deferred compensation of the named executive officers with respect to the fiscal year ended December 31, 2008. The plans under which these deferrals were made are described in the section entitled "Employee Deferred Compensation Plans" below.

2008 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Ralph W. Babb, Jr.	0	0	(760,517)	0	735,560
Elizabeth S. Acton	0	0	(12,582)	0	12,169
Joseph J. Buttigieg, III	0	0	0	0	0
Dennis J. Mooradian	0	0	(105,825)	0	2,936,690
Mary Constance Beck	700,105	0	(1,216,743)	0	2,104,494

Footnotes:

(1)
Amount in this column represent compensation deferred in the 2008 fiscal year. The incentive deferrals contributed in 2008 were earned in 2007 (one-year performance period) or 2005-2007 (three-year performance period) under the Management Incentive Plan and paid in 2008.

(2)
Amounts in this column represent the total compensation deferred by each named executive officer, together with earnings net of any losses attributed to each of them in accordance with their investment elections in the hypothetical investments offered. These investments are similar to those offered under Comerica's Preferred Savings (401(k)) Plan. The deferral contributions made in years prior to 2008 represent base salary or incentives earned under the Management Incentive Plan. Those amounts were included in the Summary Compensation Table in prior years with respect to the named executive officers at those times.

Employee Deferred Compensation Plans.    Comerica maintains two deferred compensation plans for eligible employees of Comerica and its subsidiaries: the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the "Employee Common Stock Deferral Plan") and the 1999 Comerica Incorporated Deferred Compensation Plan (the "Employee Investment Fund Deferral Plan"). Under the Employee Common Stock Deferral Plan, eligible employees may defer specified portions of their incentive awards into units that correlate to, and are functionally equivalent to, shares of common stock of Comerica. The employees' accounts under the Employee Common Stock Deferral Plan are increased in connection with the payment of dividends paid on Comerica's common stock to reflect the number of additional shares of Comerica's common stock that could have been purchased had the dividends been paid on each share of common stock underlying then-outstanding stock units in the employees' accounts. The deferred compensation under the Employee Common Stock Deferral Plan is payable in shares of Comerica's common stock following termination of service as an employee, over the period elected by the employee.

Similarly, under the Employee Investment Fund Deferral Plan, eligible employees may defer specified portions of their compensation, including salary, bonus and incentive awards, into units that correlate to, and are functionally equivalent to, shares of mutual funds offered under the Employee Investment Fund Deferral Plan. Beginning in 1999, no such funds include Comerica stock. The employees' accounts under the Employee Investment Fund Deferral Plan are increased in connection with the payment of dividends paid on the fund shares to reflect the number of additional shares of the fund stock that could have been purchased had the dividends been paid on each share of fund stock underlying then-outstanding stock units in the employees' accounts. The deferred compensation under the Employee Investment Fund Deferral Plan is payable in cash following termination of service as an employee, over the period elected by the employee.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
AT FISCAL YEAR-END 2008

Comerica has entered into certain agreements and maintains certain plans that will require it to provide compensation to named executive officers of Comerica in the event of a termination of employment or a change in control of Comerica. The estimated payouts under a variety of termination scenarios for the named executive officers are shown below. All scenarios assume the named executive officer's date of termination is December 31, 2008 (the last business day of the last completed fiscal year) and that the price per share of Comerica's stock on the date of termination is $19.85 per share (the closing market price as of that day).

In addition, as described in the "Executive Compensation Implications of the Emergency Economic Stabilization Act" section above, on November 14, 2008, Comerica became a participant in the U.S. Department of the Treasury's Capital Purchase Program ("CPP") created under the Emergency Economic Stabilization Act of 2008 ("EESA"). As a result of this transaction, the Company became subject to certain executive compensation restrictions that were in effect on December 31, 2008, as described in the "Compensation Discussion and Analysis" section. The following descriptions are subject to, and qualified in their entirety by, these restrictions.

Voluntary Early Retirement.    As of December 31, 2008, none of the named executive officers met the eligibility for normal retirement (age 65), though Mr. Babb and Mr. Buttigieg were eligible for early retirement (at least 55 years of age with at least 10 years of service). If named executive officers were to terminate employment at a time when they were retirement eligible, their outstanding stock option awards would continue vesting on the terms in effect prior to termination (with the exception of grants made in the year of retirement, which would be canceled), and vested options would continue to be exercisable until their expiration date. With respect to the named executive officers who are not retirement eligible under the typical criteria, the Governance, Compensation and Nominating Committee may, in its discretion, deem them retirement eligible and allow their option awards to be treated the same as other retirees. Normally, the Governance, Compensation and Nominating Committee would only consider making that determination if the Chief Executive Officer recommended that treatment and the named executive officer signed a non-solicit and non-compete agreement.

Similarly, unvested grants of restricted stock are forfeited upon termination, including retirement, though the Governance, Compensation and Nominating Committee may also approve acceleration of the vesting of those awards. Such acceleration would typically only be considered in limited retirement situations and only if the executive officer signed a non-solicit and non-compete agreement. See the "Employment Contracts and Severance or Change in Control Agreements" section above for a discussion of Mr. Mooradian's retirement in 2009.

Payments upon early retirement are described in the "Pension Benefits at Fiscal Year-End 2008" table and narrative above. For the termination tables below, actuarial assumptions under the Pension Plan and the SERP include a discount rate of 6.03%; post-retirement mortality projections from the RP2000 Combined Healthy Mortality Table for Males and Females projected to 2010 using Scale AA; no assumed pre-retirement mortality; and that payments commence at January 1, 2009 in the form of a life annuity (except that death would be a survivor annuity to the spouse).

Voluntary Termination.    Other than the arrangements detailed in the "Employment Contracts and Severance or Change in Control Agreements" section of the "Compensation Discussion and Analysis" portion of this proxy statement, Comerica does not have contracts with its named executive officers that would require cash severance payments upon termination. However, as described above in the "Voluntary Early Retirement" section, in the event of a voluntary termination of one of the named executive officers who is not retirement eligible, the Governance, Compensation and Nominating Committee may, in its discretion, allow their option awards to be treated the same as other retirees, which in practice is only done subject to the execution of a non-solicit and non-compete agreement. Similarly, the Governance, Compensation and Nominating Committee may also approve acceleration of the vesting of restricted stock awards, which in practice is only done subject to the execution of a non-solicit and non-compete agreement.

Disability.    Comerica offers long-term disability insurance to all full-time employees. The plan offers coverage of 60% of base salary up to a limit set by Comerica's disability carrier. The only difference in coverage for senior officers, including the named executive officers, is an option to purchase additional coverage for 60% of bonus awards, calculated based on the employee's three year rolling average bonus. For named executive officers whose compensation exceeds the limit on coverage provided by Comerica's disability carrier, to provide long-term disability insurance consistent with the 60% of base salary and bonus awards offered to other senior officers, Comerica self-insures against the difference between 60% of the Highly Compensated Employee's base salary and the corresponding coverage provided by Comerica's disability carrier. If the Highly Compensated Employee elects to have long-term disability coverage for his or her bonus, and pays the corresponding premium, Comerica will also self-insure against the difference between 60% of the bonus and the corresponding coverage provided by Comerica's disability carrier. The amounts for disability payments in the case of termination due to disability in the tables below reflect the monthly benefit the executive would receive until age 65. If an employee terminates due to disability, the employee is eligible to receive 29 months of company paid medical insurance and company paid basic life insurance based on their election.

If an executive becomes disabled, vested stock options granted under Comerica's Long-term Incentive Plan will continue to be exercisable for three years after the disability date or the normal expiration date of the grant, whichever is earlier. Restricted stock awards vest upon termination due to disability.

Death.    In the event of the death of a named executive officer, vested stock options granted under Comerica's Long-term Incentive Plan will continue to be exercisable for one year after death or the normal expiration date of the grant, whichever is earlier. Restricted stock awards also vest upon death. Comerica offers life insurance to all full-time and part-time employees. Two of the named executive officers, Mr. Babb and Mr. Buttigieg, have additional life insurance polices paid by Comerica that are also disclosed in the "All Other Compensation" column of the 2008 Summary Compensation Table.

Change in Control.    Each named executive officer is a party to a change in control employment agreement with Comerica. On November 14, 2008, all of Comerica's change in control agreements with named executive officers were amended to subject them to compensation-related restrictions required for CPP participants. See "Executive Compensation Implications of the Emergency Economic Stabilization Act" in the "Compensation Discussion and Analysis" section. Comerica also modified its change in control agreements in 2008 to ensure documentary compliance with IRS code section 409A. No other significant changes were made to the terms or conditions of the agreements.

Comerica believes that the change in control employment agreements can help to aid Comerica in attracting and retaining executives by reducing the personal uncertainty that arises from the possibility of a future business combination. Moreover, the change in control employment agreements are designed to offset the uncertainty of executives as to their own futures if a change in control occurs, and make the executives neutral to change in control transactions that are in the best interests of Comerica and its shareholders, thereby increasing shareholder value.

The agreement is for an initial three-year period (the "Agreement Period"), commencing on the date the executive and Comerica sign the agreement, and this Agreement Period is extended automatically at the end of each year for an additional one year in order to maintain a rolling three-year period unless Comerica delivers written notice to the named executive officer, at least sixty days prior to the annual renewal date, that the agreement will not be extended. It is intended that the change in control employment agreements will be operated in compliance with applicable law, including Section 409A of the Internal Revenue Code.

If a change in control of Comerica occurs during the Agreement Period, each named executive officer will have a right to continued employment for a period of 30 months from the date of the change in control (the "Employment Period"). During the Employment Period, the executive officer agrees to remain in the employ of Comerica subject to the terms of the change in control agreement. The change in control agreement provides that during the Employment Period:

  •
  The executive's position and duties will be at least commensurate with the more significant duties held by him or her during the 120 day period prior to the date of a change in control.

  •
  Comerica will assign the executive an office at the location where he or she was employed on the date the change in control occurred or an office less than 60 miles from such office.

  •
  Each executive will receive a monthly base salary equal to or greater than the highest monthly base salary he or she earned from Comerica during the twelve month period prior to the date of the change in control, and an annual cash bonus at least equal to the highest bonus he or she earned during any of the last three fiscal years prior to the date the change in control occurred. (Comerica will annualize the amount of the bonus earned by the executive if the executive was not employed by Comerica for the entire year.)

  •
  The executive also will be eligible to receive annual salary increases and to participate in all of Comerica's executive compensation plans and employee benefit plans, including health, accident, disability and life insurance benefit plans, at least equal to the most favorable of those plans which were in effect at any time during the 120 day period preceding the effective date of his or her agreement.

If the executive dies or becomes disabled during the Employment Period, the executive or his or her beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

The agreement also provides severance benefits to the executive if Comerica terminates his or her employment for a reason other than cause or disability or if he or she resigns for good reason during the Employment Period. Good reason under the agreement includes termination of the agreement by the executive for any reason during the 30-day period immediately following the first anniversary of the change in control. If the executive becomes entitled to receive severance benefits under his or her agreement, he or she will receive in addition to other benefits he or she may have under any other agreement with, or benefit plan or arrangement of, Comerica:

  •
  any unpaid base salary through the date of termination;

  •
  a proportionate bonus based upon the highest annual bonus he or she earned during any of the last three fiscal years prior to the change in control or during the most recently completed fiscal year;

  •
  an amount equal to three times the executive's annual base salary;

  •
  an amount equal to three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change in control or during the most recently completed fiscal year;

  •
  a payment equal to the excess of: (a) the retirement benefits he or she would receive under Comerica's defined benefit pension and excess plans if he or she continued to receive service credit for three years after the date his or her employment was terminated, over (b) the retirement benefits he or she actually accrued under the plans as of the date of termination;

  •
  provision of health, accident, disability and life insurance benefits for three years after the executive's employment terminates, unless he or she becomes eligible to receive comparable benefits during the three-year period;

  •
  payment of any legal fees and expenses reasonably incurred by the executive to enforce his or her rights under the agreement; and

  •
  outplacement services.

If any payment or benefit to the executive under the agreement or otherwise would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment in an amount sufficient to make the executive whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the executive will be reduced to an amount necessary to prevent the application of the excise tax.

Severance benefits that may result from a Change in Control are also described in the "Compensation Discussion and Analysis" section under the portion titled "Employment Contracts and Severance or Change in Control Agreements." Actuarial assumptions to calculate pension related lump sums for the estimates below are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the pension plan. The interest rates used were based on the PPA 3 segment yield curve with phase-in of 30 year Treasury Rates: 5.24% for the first 5 years, 5.69% for years 5-20 and 5.37% for years after 20. Mortality projections were based on the RR2008-85 Mortality Table.

The tables below contain the total payments to the named executive officers for each termination scenario, as well as upon certain terminations following a change in control.

Termination Scenarios as of December 31, 2008

Name	Voluntary Early Retirement(1)	Voluntary Termination(2)	Disability(3)	Death(4)
Ralph W. Babb, Jr.	$15,128,928	N/A	$19,119,755	$16,784,952
Elizabeth S. Acton	N/A	$1,470,794	$1,463,404	$2,681,289
Joseph J. Buttigieg, III	$11,707,226	N/A	$12,326,647	$12,804,919
Dennis J. Mooradian	N/A	$4,385,736	$4,393,707	$5,908,047
Mary Constance Beck	N/A	$3,059,279	$3,689,823	$4,845,039

Footnotes:

(1)
Voluntary early retirement amounts shown for each executive include: Management Incentive Plan awards earned for the one-year and the three-year performance periods ended December 31, 2008, an amount equal to the fair market value of restricted shares held as of December 31, 2008 (assumes the Governance, Compensation and Nominating Committee approved acceleration of the restricted stock awards subject to the execution of a non-solicit and non-compete agreement), the value of the executive's deferred compensation plan account(s) as of December 31, 2008 and the present value of the early retirement benefit under Comerica's Pension Plan and SERP. The amount for Mr. Babb also includes the present value of Mr. Babb's retiree medical benefits for him and his spouse, as provided for Mr. Babb in his Supplemental Pension and Retiree Medical Agreement described in the "Employment Contracts and Severance or Change in Control Agreements" section. Key assumptions used to value Mr. Babb's retiree medical benefits included a discount rate of 6.20%, mortality projections based on the RP-2000 Mortality Table for males and females projected to 2010 with Scale AA, assumptions of annual per capita costs based on Comerica's claims experience, assumptions of annual trend rates for future healthcare and prescription drug cost increases and that the annual amount of the Medicare Part D subsidy would be 20% of the prescription drug claim cost.

(2)
Voluntary termination amounts shown for each executive include: An amount equal to the fair market value of restricted shares held as of December 31, 2008 (assumes the Governance, Compensation and Nominating Committee approved acceleration of the restricted stock awards subject to the execution of a non-solicit and non-compete agreement) and the value of the executive's deferred compensation plan account(s) as of December 31, 2008. The amounts for Ms. Acton and Mr. Mooradian also include the present value of the voluntary termination benefit under Comerica's Pension Plan and SERP at December 31, 2008. Although Ms. Acton and Mr. Mooradian were not eligible for early retirement at December 31, 2008, as neither executive was age 65 and neither had worked for Comerica for a minimum of 10 years as of December 31, 2008, both executives had a vested benefit under the Pension Plan and each was eligible for a vested separated retirement benefit.

(3)
Disability termination amounts shown for each executive include: Management Incentive Plan awards earned for the one-year and the three-year performance periods ended December 31, 2008, an amount equal to the fair market value of restricted shares held as of December 31, 2008 (restricted shares vest upon termination due to disability), the value of the executive's deferred compensation plan account(s) as of December 31, 2008, the amount of the monthly disability benefit payable until age 65 based on the executive's election to purchase coverage for 60% of the executive's bonus awards (calculated based on the executive's three year rolling average bonus) and life insurance premiums for basic life insurance for a period of 29 months. The amount for Mr. Babb also includes the present value of Mr. Babb's retiree medical benefits for him and his spouse, as provided for Mr. Babb in his Supplemental Pension and Retiree Medical Agreement described in the "Employment Contracts and Severance or Change in Control Agreements" section. Amounts for the other named executive officers include 29 months of company paid medical coverage based on the executive's 2008 election to participate in Comerica's medical plan coverage. Amounts for Mr. Babb and Mr. Buttigieg also include the present value of the disability benefit under Comerica's Pension Plan and SERP. The other three named executive officers were not eligible to receive a disability benefit under Comerica's Pension Plan or SERP as of December 31, 2008 based on length of service requirements.

(4)
Death termination amounts shown for each executive include: Management Incentive Plan awards earned for the one-year and the three-year performance periods ended December 31, 2008, an amount equal to the fair market value of restricted shares held as of December 31, 2008 (restricted shares vest upon termination due to death), the value of the executive's deferred compensation plan account(s) as of December 31, 2008 and the total death benefit of basic, optional and other company paid life insurance. The amount for Mr. Babb also includes the present value of Mr. Babb's retiree medical benefits for his spouse, as provided in Mr. Babb's Supplemental Pension and Retiree Medical Agreement described in the "Employment Contracts and Severance or Change in Control Agreements" section. Amounts for Mr. Babb, Ms. Acton, Mr. Buttigieg and Mr. Mooradian also include the present value of the death benefit under Comerica's Pension Plan and SERP.

Change in Control Scenarios as of December 31, 2008 — Termination
by the Executive for Good Reason or by Comerica Other than for Cause,
Death or Disability Following a Change in Control

Name	Severance Benefits Under CIC Agreement(1)(2)	Other Payments(3)	Total
Ralph W. Babb, Jr.	$19,286,394	$14,513,303	$33,799,697
Elizabeth S. Acton	$6,696,397	$1,470,794	$8,167,191
Joseph J. Buttigieg, III	$11,261,149	$10,713,396	$21,974,545
Dennis J. Mooradian	$8,186,570	$4,385,736	$12,572,306
Mary Constance Beck	$8,880,600	$3,059,279	$11,939,879

Footnotes:

(1)
Severance benefit amounts shown for each executive under Comerica's change in control agreement include: a lump sum equal to the sum of three times the executive's annual base salary and three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change of control, a proportionate bonus based upon the highest annual bonus earned during any of the last three fiscal years prior to the change in control, a payment equal to the excess of: (a) the retirement benefits the executive would receive under Comerica's defined benefit pension and excess plans if the executive continued to receive service credit for three years after the termination date, over (b) the retirement benefits actually accrued under the plans as of the date of termination, an amount equal to the cost of premiums for basic, optional and other company paid life insurance for a period of 36 months, an amount equal to the cost of coverage for medical, dental and vision coverage based on 2008 elections for a period of 36 months, estimated expense for an outplacement program and excise tax and gross up payments calculated per the terms of the change in control employment agreement.

(2)
Unvested stock options automatically accelerate upon a change in control. Assuming the change in control event occurred on December 31, 2008, no gain would have been realized for accelerated grants based on Comerica's closing stock price on that date.

(3)
Other payments shown that are not part of the severance benefits offered under Comerica's change in control agreement include: An amount equal to the fair market value of restricted shares held as of December 31, 2008 (restricted shares vest upon a change in control) and the value of the executive's deferred compensation plan account(s) as of December 31, 2008. The amounts for Mr. Babb, Ms. Acton, Mr. Buttigieg and Mr. Mooradian also include the present value of the early retirement or voluntary termination benefit, as applicable, under Comerica's Pension Plan and SERP at December 31, 2008. These amounts are equal to the early retirement or voluntary termination benefits as they represent the retirement benefits actually accrued under the plans as of the date of a termination. Amounts for Mr. Babb also include the present value of Mr. Babb's retiree medical benefits for him and his spouse, as provided for Mr. Babb in his Supplemental Pension and Retiree Medical Agreement described in the "Employment Contracts and Severance or Change in Control Agreements" section above.

In connection with the CPP Securities Purchase Agreement entered into by the Company on November 14, 2008, Mr. Babb, Ms. Acton, Mr. Buttigieg, Mr. Mooradian and Ms. Beck entered into a waiver and consent under which each agreed that the aggregate value of the involuntary separation payments and benefits (within the meaning of the CPP rules) that he or she could receive under the change in control agreements would be reduced as required by the terms of the EESA or the CPP rules. In the event that payments to the named executive officers under the change in control agreements were limited to 2.99 times the individual's average annual taxable compensation for the five-year period preceding the year in which the terminations occur pursuant to the EESA and CPP, assuming an involuntary termination of employment on December 31, 2008, the maximum value of the payments and benefits (within the meaning of the CPP rules) that could be paid or provided under the change in control agreement to each of Mr. Babb, Ms. Acton, Mr. Buttigieg, Mr. Mooradian and Ms. Beck upon such involuntary termination would be $10,732,809, $4,449,718, $6,609,746, $2,620,103 and $1,408,067, respectively. The executive compensation standards to be established by the Secretary of the Treasury pursuant to the American Recovery and Reinvestment Act of 2009 ("ARRA") may further limit payments upon termination.

 TRANSACTIONS OF EXECUTIVE OFFICERS WITH COMERICA

Some of the executive officers of Comerica, their related entities, and members of their immediate families were customers of and had transactions (including loans and loan commitments) with banking affiliates of Comerica during 2008. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collection or present other unfavorable features.

For information on procedures and policies for reviewing transactions between Comerica and its executive officers, their immediate family members and entities with which they have a position or relationship, see "Director Independence and Transactions of Directors with Comerica — Review of Transactions with Related Persons."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica's common stock. The following table provides the required information about the only shareholders known to Comerica to be the beneficial owner of more than 5% of Comerica's common stock. To report this information, Comerica relied solely on information that Barclays Global Investors, NA furnished in its Schedule 13G, filed February 5, 2009, and on information that State Street Bank and Trust Company, Trustee, furnished in its Schedule 13G, filed February 13, 2009, in each case relating to their respective ownership of Comerica as of December 31, 2008.

Amount and Nature of Beneficial Ownership as of December 31, 2008
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global Investors, NA and certain affiliates 400 Howard Street San Francisco, CA 94105	9,523,362(1)	6.33%
State Street Bank and Trust Company, Trustee State Street Financial Center One Lincoln Street Boston, MA 02111	7,685,057	5.1%

Footnote:

(1)
This number includes 4,379,320 shares Barclays Global Investors, NA beneficially owns as a bank; 4,063,350 shares Barclays Global Fund Advisors beneficially owns as an investment advisor; 704,673 shares Barclays Global Investors, LTD beneficially owns as a non-US institution; 277,660 shares Barclays Global Investors Japan Limited beneficially owns as a non-US institution; 89,602 shares Barclays Global Investors Canada Limited beneficially owns as a non-US institution; and 8,757 shares Barclays Global Investors Australia Limited beneficially owns as a non-US institution.

PROPOSAL I SUBMITTED FOR YOUR VOTE

ELECTION OF DIRECTORS

The Board of Directors recommends that you vote "FOR"
the candidates for Class I Directors.

Election of Directors.    Comerica's Board of Directors is divided into three classes, with each class of directors elected to a three-year term of office. There are currently 14 directors, constituting the whole Board of Directors.

At each Annual Meeting of Shareholders, you elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on four candidates for the Class I Directors. Based on the recommendation of the Governance, Compensation and Nominating Committee, the Board has nominated the current Class I Directors for election: Lillian Bauder, Richard G. Lindner, Robert S. Taubman and Reginald M. Turner, Jr. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica, if elected.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Governance, Compensation and Nominating Committee. If the Governance, Compensation and Nominating Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

In identifying potential candidates for nomination as directors, the Governance, Compensation and Nominating Committee considers the specific qualities and skills of potential directors. Criteria for assessing nominees include a potential nominee's ability to represent the interests of Comerica's four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional or educational organizations.

For those proposed director nominees who meet the minimum qualifications, the Governance, Compensation and Nominating Committee then assesses the proposed nominee's specific qualifications, evaluates his or her independence, and considers other factors, including skills, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties.

In addition, Article III, Section 12 of the bylaws requires a nominee for election or reelection as a director of Comerica to complete and deliver to the Corporate Secretary a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made. All of the director nominees completed the required questionnaire.

A nominee also must make certain representations and agree that he or she (A) will abide by the requirements of Article III, Section 13 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, he or she will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to Comerica or (2) any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of Comerica, with his or her fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (D) in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica. All of the director nominees made the foregoing representations and agreements.

The Governance, Compensation and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Governance, Compensation and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in Comerica's bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Governance, Compensation and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with Comerica's bylaws ensures that the Governance, Compensation and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

Under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors at an Annual Meeting of Comerica's Shareholders. For the 2010 Annual Meeting of Shareholders, notice must be received by Comerica's Corporate Secretary no later than the close of business on February [       ], 2010 and no earlier than the close of business on January [         ], 2010. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year's Annual Meeting date (i.e., May 19, 2009), Comerica must receive a shareholder's notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date, as described above. If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year's Annual Meeting, then Comerica will consider a shareholder's notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica receives a shareholder's notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.

In the case of a special meeting of shareholders called for the purpose of electing directors, shareholder written notice must be delivered no later than the close of business on the 10th day following the day on which Comerica mails notice or makes public disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, whichever occurs first.

The Governance, Compensation and Nominating Committee also periodically uses a third-party search firm for the purpose and function of identifying potential director nominees.

Further information regarding the Board and these nominees begins directly below.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CANDIDATES FOR CLASS I DIRECTORS.

INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following section provides information as of April [    ], 2009 about each nominee for election as a Class I Director and each of the incumbent Class II and Class III Directors. The information provided includes the age of each nominee or incumbent director; the nominee's or incumbent director's principal occupation, employment and business experience during the past five years, including employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica; other public company or registered investment company directorships; and the year in which the nominee or incumbent director became a director of Comerica (except as noted in a separate footnote below).

NOMINEES FOR CLASS I DIRECTORS — TERMS EXPIRING IN 2012

Lillian Bauder Director since 1986(1)
Dr. Bauder, 69, is retired. She was Vice President of Masco Corporation, a consumer products and services provider, from January 2005 to December 2006. She was Vice President for Corporate Affairs of Masco Corporation from October 1996 to January 2005. In addition, Dr. Bauder was Chairman and President of Masco Corporation Foundation from January 2002 to January 2005. She is also a director of DTE Energy Company.

Richard G. Lindner                                                                              Director since 2008
Mr. Lindner, 54, has been Senior Executive Vice President and Chief Financial Officer of AT&T, Inc. (formerly SBC Communications, Inc.), a telecommunications company, since May 2004. From October 2000 to May 2004, he was the Chief Financial Officer of Cingular Wireless LLC (now AT&T Mobility LLC), a wireless telecommunications company.

Robert S. Taubman                                                                             Director since 1987(2)
Mr. Taubman, 55, has been Chairman of Taubman Centers, Inc., a real estate investment trust that owns, develops and operates regional shopping centers nationally, since December 2001 and has been President and Chief Executive Officer of Taubman Centers, Inc., since August 1992. He has been Chairman of The Taubman Company, a shopping center management company engaged in leasing, management and construction supervision, since December 2001 and has been President and Chief Executive Officer of The Taubman Company since September 1990. He is also a director of Sotheby's Holdings, Inc. and Taubman Centers, Inc.

Reginald M. Turner, Jr. Director since 2005 Mr. Turner, 49, has been an attorney with Clark Hill PLC, a law firm, since April 2000.
INCUMBENT CLASS II DIRECTORS — TERMS EXPIRING IN 2010

Ralph W. Babb, Jr.                                                                             Director since 2000(3)
Mr. Babb, 60, has been President and Chief Executive Officer (since January 2002), Chairman (since October 2002), Chief Financial Officer (June 1995 to April 2002) and Vice Chairman (March 1999 to January 2002) of Comerica Incorporated and Comerica Bank.

James F. Cordes                                                                                 Director s ince 1984(4)
Mr. Cordes, 68, is retired. He was Executive Vice President of The Coastal Corporation, a diversified energy company, until March 1997. He was President of American Natural Resources Company, a diversified energy company, until March 1997. He is also a director of Northeast Utilities System, Inc.

Jacqueline P. Kane                                                                             Director since 2008
Ms. Kane, 57, has been Senior Vice President, Human Resources and Corporate Affairs, of The Clorox Company, a manufacturer and marketer of consumer products, since January 2005. She was Senior Vice President, Human Resources from June 2004 to December 2004, and Vice President, Human Resources from March 2004 to May 2004 for The Clorox Company. From March 2003 to January 2004, she was Vice President, Human Resources and Executive Leadership for The Hewlett-Packard Company, a technology company.

William P. Vititoe(5)                                                                                Director since 198 3(2)
Mr. Vititoe, 70, is retired. He was Chairman, President and Chief Executive Officer of Washington Energy Company, a diversified energy company, now Puget Sound Energy, Inc., a subsidiary of Puget Energy, Inc., from January 1994 to February 1997. He is also a Director of Cabot Oil & Gas Corporation.

Kenneth L. Way Director s ince 1996(6)
Mr. Way, 69, is retired. He was Chairman from October 2000 to December 2002, and Chairman and Chief Executive Officer until September 2000, of Lear Corporation, a manufacturer of automotive components. He is also a director of CMS Energy Corporation and WESCO International Inc.

INCUMBENT CLASS III DIRECTORS — TERMS EXPIRING IN 2011

Joseph J. Buttigieg, III Director since 2000(7) Mr. Buttigieg, 63, has been Vice Chairman of Comerica Incorporated and Comerica Bank since March 1999.

Roger A. Cregg                                                                                   Dir ector since 2006
Mr. Cregg, [53], has been Executive Vice President of Pulte Homes, Inc., a national homebuilding company, since May 2003 and Chief Financial Officer of Pulte Homes, Inc. since January 1998. He served as Senior Vice President of Pulte Homes, Inc. from January 1998 to May 2003. He has been a director of the Federal Reserve Bank of Chicago, Detroit Branch, since January 2004 and served as Chair from January to December 2006.

T. Kevin DeNicola                                                                              Director since 2006
Mr. DeNicola, 54, has been Senior Vice President and Chief Financial Officer of KBR, Inc., a global engineering, construction and services company, since June 2008. From June 2002 to January 2008, he was Senior Vice President and Chief Financial Officer of Lyondell Chemical Company, a global manufacturer of basic chemicals. Mr. DeNicola also served as Senior Vice President and Chief Financial Officer of Equistar Chemicals, LP and Millenium Chemicals Inc., both subsidiaries of Lyondell Chemical Company, from June 2002 to January 2008. In January 2009, Lyondell Chemical Company and certain of its subsidiaries, including Equistar Chemicals, LP and Millenium Chemicals Inc., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. DeNicola has been an adjunct professor at Rice University, a higher learning institution, since March 2008.

Alfred A. Piergallini Director since 1991
Mr. Piergallini, 62, has been Chairman of Wisconsin Cheese Group, Inc., a manufacturer and marketer of ethnic and specialty cheeses, since January 2006. He also was President and Chief Executive Officer of Wisconsin Cheese Group, Inc. from January 2006 to June 2007. He has been a consultant with Desert Trail Consulting, a marketing consulting organization, since January 2001. He was Chairman, President and Chief Executive Officer of Novartis Consumer Health Worldwide, a health care and infant nutrition company, from December 1999 to December 2001. He is also a director of Central Garden & Pet Company.

Nina G. Vaca(8)                                                                                        Director since 2008
Ms. Vaca, [38], has been Chairman and Chief Executive Officer of Pinnacle Technical Resources, Inc., a staffing, vendor management and information technology services firm, since October 1996. She also has been Chairman and Chief Executive Officer of Vaca Industries Inc., a management company, since April 1999.

Footnotes:

(1)
The year the named individual became a director of Comerica and Comerica Bank. The individual ceased serving as a director of Comerica in 1992 (but continued serving as a director of Comerica Bank), then began serving as a director of Comerica again in 2000 at which time the named individual ceased serving as a director of Comerica Bank.

(2)
The year Mr. Taubman became a director of Manufacturer's Bank, N.A. or its predecessors. He became a director of Comerica Bank in 1992 when it merged with Manufacturer's Bank, N.A. He became a director of Comerica in 2000 at which time he resigned as a director of Comerica Bank.

(3)
The year Mr. Babb became a director of Comerica Bank. Mr. Babb became a director of Comerica in 2001.

(4)
The year Mr. Cordes became a director of Manufacturer's National Corporation. He became a director of Comerica in June 1992 when it merged with Manufacturer's National Corporation.

(5)
Pursuant to Comerica's Corporate Governance Guidelines, a director will retire from the Board at the next annual shareholders' meeting immediately following the Director's 70th birthday. Therefore, Mr. Vititoe is scheduled to retire at the 2009 annual meeting of shareholders.

(6)
The year Mr. Way became a director of Comerica Bank. Mr. Way ceased serving as a director of Comerica Bank in 1998 when he became a director of Comerica.

(7)
The year Mr. Buttigieg became a director of Comerica Bank. Mr. Buttigieg became a director of Comerica in 2002.

(8)
Professional name of Ximena G. Humrichouse.

COMMITTEES AND MEETINGS OF DIRECTORS

The Board has several committees, as set forth in the following chart and described below. The names of the directors serving on the committees and the committee chairs and vice chairs, if applicable, are also set forth in the chart. The current terms of the various committee members expire in May 2009.

COMMITTEE ASSIGNMENTS(1)

AUDIT(2)	ENTERPRISE RISK(3)	GOVERNANCE, COMPENSATION AND NOMINATING(4)	QUALIFIED LEGAL COMPLIANCE(2)	SPECIAL PREFERRED STOCK COMMITTEE(5)
Bauder, Lillian	Buttigieg, Joseph J., III	Bauder, Lillian**	Bauder, Lillian	Babb, Ralph W., Jr.*
Cordes, James F.	Cordes, James F.*	Cregg, Roger A.	Cordes, James F.	Buttigieg, Joseph J., III
Cregg, Roger A.	DeNicola, T. Kevin	Kane, Jacqueline P.	Cregg, Roger A.
DeNicola, T. Kevin**	Lindner, Richard G.	Lindner, Richard G.	DeNicola, T. Kevin**
Turner, Reginald M., Jr.	Taubman, Robert S.	Piergallini, Alfred A.	Turner, Reginald M., Jr.
Vititoe, William P.*	Turner, Reginald M., Jr.	Way, Kenneth L.*	Vititoe, William P.*
Vaca, Nina G.
Vititoe, William P.

Footnotes:

(1)
Chairperson and Vice Chair names are in italics. One asterisk denotes the Chair, whereas two asterisks denotes the Vice Chair, if applicable.

(2)
Mr. DeNicola became Vice Chair of the Audit Committee and the Qualified Legal Compliance Committee effective May 20, 2008.

(3)
Mr. Cregg served on the Enterprise Risk Committee until May 20, 2008. Messrs. Lindner and Turner commenced serving on the Enterprise Risk Committee on May 20, 2008; Ms. Vaca commenced serving on the Enterprise Risk Committee on September 23, 2008.

(4)
The Compensation Committee and the Corporate Governance and Nominating Committee were combined into one committee, the Governance, Compensation and Nominating Committee, effective immediately after the annual shareholders meeting held on May 20, 2008. Prior to the committee consolidation, the Compensation Committee was comprised of Peter D. Cummings, Anthony F. Earley, Jr., Mr. Piergallini and Mr. Way (who served as Chair), and the Corporate Governance and Nominating Committee was comprised of Dr. Bauder (who served as Chair), Mr. Cummings, Mr. Earley and Mr. Way. Mr. Cummings served on the Governance, Compensation and Nominating Committee until September 29, 2008, when he resigned from the Board of Directors, and Mr. Earley served on the Governance, Compensation and Nominating Committee until February 28, 2009, when he resigned from the Board of Directors. Messrs. Cregg and Lindner commenced serving on the Governance, Compensation and Nominating Committee on May 20, 2008; and Ms. Kane commenced serving on the Governance, Compensation and Nominating Committee on September 23, 2008.

(5)
This is a temporary committee that was formed effective July 22, 2008.

Audit Committee.    As provided in its Board-adopted written charter, this committee consists solely of members who are outside directors and who meet the independence and experience requirements of applicable rules of the New York Stock Exchange and the SEC with respect to audit committee members. This committee is responsible, among other things, for providing assistance to the Board by overseeing: (i) the integrity of Comerica's financial statements; (ii) Comerica's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; (iv) the performance of Comerica's internal audit function and independent auditors, including with respect to both bank and non-bank subsidiaries; and by preparing the "Audit Committee Report" found in this proxy statement. None of the members of the Audit Committee serves on the audit committees of more than three public companies. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of those independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange (see the "Director Independence and Transactions of Directors with Comerica" section in this proxy statement). Although the SEC requires only one financial expert serve on the Audit Committee, the Board of Directors has determined that Comerica has three audit committee financial experts serving on the Audit Committee. These directors are Mr. Roger A. Cregg, Mr. T. Kevin DeNicola and Mr. William P. Vititoe. A current copy of the charter of the Audit Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary. The Audit Committee met 13 times in 2008.

Governance, Compensation and Nominating Committee.    This committee, among other things, establishes Comerica's executive compensation policies and programs, administers Comerica's 401(k), stock, incentive, pension and deferral plans, monitors compliance with laws and regulations applicable to the documentation and administration of Comerica's employee benefit plans and monitors the effectiveness of the Board and oversees corporate governance issues. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, develops and administers performance criteria for members of the Board, and oversees matters relating to the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The Board of Directors has determined that all of the members of the Governance, Compensation and Nominating Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the New York Stock Exchange (see the "Director Independence and Transactions of Directors with Comerica" section of the proxy statement). A current copy of the charter of the Governance, Compensation and Nominating Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

This committee was formed when the Compensation Committee and the Corporate Governance and Nominating Committee were combined into one committee, effective immediately after the annual shareholders meeting held on May 20, 2008. Prior to the committee consolidation, the Compensation Committee and the Corporate Governance and Nominating Committee each met twice in 2008. The Governance, Compensation and Nominating Committee met three times in 2008. In addition, the Governance, Compensation and Nominating Committee formed the CPP Subcommittee, comprised of its Chair and Vice Chair. The CPP Subcommittee met once in 2008.

Enterprise Risk Committee.    This committee oversees policies, procedures and practices relating to enterprise-wide risk and compliance with bank regulatory obligations. A current copy of the charter of the Enterprise Risk Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary. The Enterprise Risk Committee met four times in 2008.

Qualified Legal Compliance Committee.    This committee assists the Board in promoting the best interests of Comerica by reviewing evidence of potential material violations of securities law or breaches of fiduciary duties or similar violations by Comerica or any officer, director, employee, or agent thereof, providing recommendations to address any such violations, and monitoring Comerica's remedial efforts with respect to any such violations. The Board of Directors has determined that all of the members of the Qualified Legal Compliance Committee are independent, pursuant to independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange (see the "Director Independence and Transactions of Directors with Comerica" section of the proxy statement). A current copy of the charter of the Qualified Legal Compliance Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary. The Qualified Legal Compliance Committee did not meet in 2008.

Special Preferred Stock Committee.    This committee is a temporary committee of the Board of Directors that was created to carry out the Board's authority with respect to the issuance of preferred stock. It took action by unanimous written consent once in 2008.

Board and Committee Meetings.    There were six regular meetings of the Board, two special meetings of the Board and 26 meetings of the various committees and subcommittees of the Board, including unanimous written consents, during 2008. All director nominees and all incumbent directors attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served, except Mr. Taubman. Comerica called two special Board meetings in 2008 that Mr. Taubman was not able to attend due to conflicts. If he had been present at those meetings (or if the special meetings had not been called), he would have attended greater than seventy-five percent (75%) of the aggregate number of meetings held by the Board and by the Board committee on which he served in 2008.

Comerica expects all of its directors to attend the Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. Ten of the 13 Board members on the date of the 2008 Annual Meeting attended that meeting.

NON-MANAGEMENT DIRECTORS AND COMMUNICATION WITH THE BOARD

The non-management directors meet at regularly scheduled executive sessions without management. Kenneth L. Way is the facilitating director at such sessions. Interested parties may communicate directly with Mr. Way or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, Attn: Full Board of Directors. The Board of Director's current practice is that the Secretary will relay all communications received to the facilitating director, in the case of communications to non-management directors, and to the Chairman of the Board, in the case of communications to the full Board.

DIRECTOR INDEPENDENCE AND
TRANSACTIONS OF DIRECTORS WITH COMERICA

Independence and Transactions of Directors

The Board of Directors has determined that all non-management directors, constituting 85.7% of the full Board of Directors of Comerica, are independent within the meaning of the listing standards of the New York Stock Exchange. To assist in making these determinations of independence, Comerica adopted categorical standards found in its Corporate Governance Guidelines, a current copy of which is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary. The categorical standards are also included as Appendix I to this proxy statement.

In addition to the categorical standards, the Board of Directors, in making its determinations of independence, reviewed certain relationships that multiple board members, or members of their immediate family, may have with the same charitable or civic organization, as well as certain other types of relationships that directors, members of their immediate family or affiliated entities, may have with each other or Comerica, and determined that such relationships are not material. These relationships with Comerica include, among other things, lending relationships, other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) and other commercial or charitable relationships between Comerica and its subsidiaries, on the one hand, and an entity with which the director (or any of the director's immediate family members, as defined in the categorical standards) is affiliated by reason of being a director, trustee, officer or person holding a comparable position or a significant shareholder thereof, on the other.

They also include situations in which Comerica, or one or more affiliates, serves in a fiduciary capacity for a client needing legal services.

In connection with making its director independence determinations, the Board specifically considered the following relationships and transactions:

Loans, extensions of credits and related commitments to Messrs. Cregg, Lindner, Taubman, Vititoe and Way, their respective immediate family members and/or affiliated entities have been made by Comerica in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectibility or present other unfavorable features. Such relationships are immaterial pursuant to the Board's categorical standards of independence.

In 2008, Comerica made a $500 charitable contribution to a university where Mr. DeNicola began teaching as an adjunct professor in 2008. The Board determined such relationship is immaterial.

Mr. Turner's wife is employed by an entity that has an ordinary course, non-preferential business relationship with Comerica. She is not an officer or a director of her employer, and she neither receives compensation from her employer as a direct result of such business relationship with Comerica nor is directly involved in the negotiations of transactions with Comerica. The aggregate amount of such expenditures by Comerica was less than 1% of Comerica's consolidated gross revenues. Such relationship is immaterial under the Board's categorical standards of independence.

In certain instances, Comerica, acting in a fiduciary capacity, selects, on behalf of its client, a law firm to represent the client. If applicable, the firm with a related pre-existing relationship with the client is typically selected by Comerica (e.g., the firm that drafted a will in which Comerica is named fiduciary of the associated estate). From time to time, this has resulted in the engagement, by the client, of the firm in which Mr. Turner is a member. Mr. Turner is not directly involved in providing these legal services, and any associated fees are paid to the firm from the client's funds, not from funds belonging to Comerica. The Board determined that such relationships are immaterial.

Mr. Turner's law firm is not involved in any litigation in which Comerica is directly adverse. However, on occasion, his firm represents clients in legal matters potentially adverse to Comerica, such as loans and other commercial transactions (in which his firm represents a borrower) and bankruptcy litigation (in which his firm represents creditors other than Comerica), and thus receives fees from such parties it represents, but not from Comerica. The Board determined that such relationships are immaterial.

Comerica has historically used AT&T, Inc., for whom Mr. Lindner serves as Chief Financial Officer, for voice, data, internet and wireless services through an arm's length, non-preferential arrangement that commenced many years before Mr. Lindner joined the Board. In 2008, Comerica paid AT&T, Inc. far less than 1% of AT&T's consolidated gross revenues. Such relationship is immaterial pursuant to the Board's categorical standards of independence.

Ms. Vaca and Mr. Lindner are executive officers of companies that maintain an arm's length business relationship, which commenced prior to the time that either Ms. Vaca or Mr. Lindner joined the Board. This business relationship is immaterial in the Board's judgment.

In 2008, Comerica made de minimis payments toward the maintenance and repair of roads around one of its banking centers to an entity currently affiliated with Mr. Taubman. The obligation to pay such maintenance and repair fees was part of a 1979 agreement to purchase the banking center property from a predecessor entity. This relationship is immaterial in the Board's judgment.

Ms. Kane and Messrs. Cregg and Lindner are executive officers of companies that use Comerica's independent auditor for certain financial services, including audit and audit-related services. Mr. DeNicola is an executive officer of a company that uses Comerica's independent auditor for certain financial services, which do not include audit and audit-related services. The Board considered the use of the same independent auditor by Comerica and companies employing its directors. The Board determined that such relationships were immaterial.

On the bases described above, the Board of Directors has affirmatively determined that the following directors meet the categorical standards of independence, where applicable, and have no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a director: Lillian Bauder, James F. Cordes, Roger A. Cregg, T. Kevin DeNicola, Jacqueline P. Kane, Richard G. Lindner, Alfred A. Piergallini, Robert S. Taubman, Reginald M. Turner, Jr., Nina G. Vaca, William P. Vititoe, and Kenneth L. Way. The Board of Directors further determined that Ralph W. Babb, Jr. and Joseph J. Buttigieg, III are not independent because they are employees of Comerica. In addition, two former directors, Peter D. Cummings and Anthony F. Earley, Jr., served on the Board of Directors in 2008. Mr. Cummings resigned from the Board effective September 29, 2008, and Mr. Earley resigned from the Board effective February 28, 2009. When the Board of Directors last considered the independence of Messrs. Cummings and Earley (while they were serving as directors), it affirmatively determined that they met the categorical standards of independence, where applicable, and had no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a director.

Review of Transactions with Related Persons

Comerica has procedures and policies for reviewing transactions between Comerica and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

Annually, each director and executive officer is required to complete a director, director nominee and executive officer questionnaire, and each non-management director is required to complete an independence certification. Both of these documents elicit information about related person transactions. The Governance, Compensation and Nominating Committee and the Board of Directors annually review the transactions and relationships disclosed in the questionnaire and certification, prior to the Board of Directors making a formal determination regarding the directors' independence. To assist them in their review, the Governance, Compensation and Nominating Committee and the Board of Directors use the categorical standards found in Comerica's Corporate Governance Guidelines, as discussed above.

In order to monitor transactions that occur between the annual review, the independence certification also obligates the directors to immediately notify Comerica's Head of Legal Affairs in writing if they discover that any statement in the certification was untrue or incomplete when made, or if any statement in the certification becomes untrue or incomplete at any time in the future. Likewise, under the Code of Business Conduct and Ethics for Members of the Board of Directors, any situation that involves, or may involve, a conflict of interest with Comerica, should be promptly disclosed to the Chairman of the Board, who will consult with the Chair of the Governance, Compensation and Nominating Committee.

Executive officers are bound by the Code of Business Conduct and Ethics for Employees and, in the case of the Chief Executive Officer and senior financial officers, by the Senior Financial Officer Code of Ethics.

The questionnaire, certification, Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors, Code of Business Conduct and Ethics for Employees and the Senior Financial Officer Code of Ethics are all in writing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee and the Corporate Governance and Nominating Committee were combined into one committee, the Governance, Compensation and Nominating Committee, effective immediately after the annual shareholders meeting held on May 20, 2008. During 2008, Dr. Bauder, Mr. Cregg, Mr. Cummings, Mr. Earley, Ms. Kane, Mr. Lindner, Mr. Piergallini and Mr. Way served as members of the Compensation Committee and/or the Governance, Compensation and Nominating Committee. No such individual is, or was during 2008, an officer or employee of Comerica or any of its subsidiaries, nor was any such member formerly an officer of Comerica or any of its subsidiaries.

COMPENSATION OF DIRECTORS

The Governance, Compensation and Nominating Committee determines the form and amount of non-employee director compensation and makes a recommendation to the Board of Directors for final approval. In determining director compensation, the Governance, Compensation and Nominating Committee considers the recommendations of Mr. Babb, as well as information provided by Hewitt Associates LLC ("Hewitt"), a nationally known compensation consulting firm retained by the Governance, Compensation and Nominating Committee to provide market analyses and consulting services on director compensation matters.

The table below illustrates the compensation structure for non-employee directors in 2008. Employee directors receive no compensation for their Board service. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Element of Compensation	Annual Amount
Annual Retainer (cash)	$45,000
Annual Committee Chair and Vice Chair Retainer (cash)(1)	$10,000
Annual Facilitating Director Retainer (cash)	$10,000
Board or Committee Meeting Fees — per meeting (cash)	$ 1,500
Board Sponsored Training Seminar Fees — per seminar (cash)	$ 1,500
Briefing Fees — per briefing session (cash)	$ 1,500
Restricted Stock Unit Award(2)	$60,000

Footnotes:

(1)
Additional annual retainer for the chair and, if applicable, vice chair, of each committee with the exception of the chair and vice chair of the Audit Committee, who receive a committee chair/vice chair retainer in the amount of $15,000.

(2)
Comerica has an Incentive Plan for Non-Employee Directors, under which a total of 500,000 shares of common stock of Comerica can be issued as stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards. On July 22, 2008, each non-employee director received a grant of 1,939 shares of restricted stock units. In each case, the grant was equal to the number shares of Comerica common stock having, in the aggregate, a fair market value of $60,000 at the close of the market on the date of grant. These restricted stock units vest one year after the date of the award, with vesting contingent on the participant's continued service as a director of Comerica for a period of one year after the date of the award. Awards will be settled in common stock one year after the director's service as a director of Comerica terminates.

Deferred Compensation Plans.    Comerica allows non-employee directors to defer some or all of their annual retainer(s), as well as meeting or training fees, under two deferred compensation plans. Under one plan, the compensation deferred earns a return based on the return of Comerica common stock and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in Comerica common stock. Under the other plan, the compensation deferred earns a return based on the return of various investment funds elected by the director and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in cash.

Stock Option Plan.    Comerica has not granted stock options to non-employee directors since 2004. Comerica formerly had a stock option plan for non-employee directors under which a total of 375,000 shares of common stock could be issued as options. On the date of each Annual Meeting of Shareholders, Comerica granted each non-employee director an option to purchase 2,500 shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option was granted.

Comerica also formerly had a stock option plan for non-employee directors of its affiliated banks (the "Bank Directors Option Plan"), under which a total of 450,000 shares of common stock of Comerica could be issued as options. Any current Comerica director who previously was a non-employee director of an affiliated bank received options under the Bank Directors Option Plan during the period that the non-employee director served on the board of the affiliated bank. Comerica terminated the Bank Directors Option Plan, as there currently are no non-employee directors on the boards of Comerica's affiliated banks.

Retirement Plans for Directors.    Until May 15, 1998, Comerica and Comerica Bank, its wholly owned subsidiary, each had a retirement plan for non-employee directors who served at least five years on the Board. The plans terminated on May 15, 1998, and benefit accrual under the plans froze on the same date. Any non-employee director of either Comerica or Comerica Bank as of May 15, 1998 who served at least five years on the Board, whether before or after that date, has vested benefits under the plans. Any director who became a non-employee director of either Comerica or Comerica Bank on or after May 15, 1998, is not eligible to participate in the plans. However, non-employee directors who became members of the Board of Comerica in the year 2000, but who were directors of Comerica Bank prior to May 15, 1998, are covered by the Comerica Bank retirement plan.

Under the plans, Comerica or Comerica Bank, as appropriate, accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of 120 months, on behalf of each eligible director. Benefits under the plans become payable when the director reaches age 65 or retires from the Board, whichever occurs later. Payments may commence prior to the director's 65th birthday if he or she retires from the Board due to illness or disability. There is no survivor benefit. If a director passes away before all, or any, payments have been made, his or her beneficiary does not receive any payment.

Table Information.    The following table provides information on the compensation of Comerica's directors who served at any point during the fiscal year ended December 31, 2008.

 2008 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)(7)	All Other Compensation(8) ($)	Total ($)
Lillian Bauder	98,500	65,000	—	—	—	—	163,500
James F. Cordes	95,500	65,000	—	—	—	—	160,500
Roger A. Cregg	82,500	65,000	—	—	—	—	147,500
Peter D. Cummings(2)	50,250	35,000	—	—	—	—	85,250
T. Kevin DeNicola	99,316	65,000	—	—	—	—	164,316
Anthony F. Earley, Jr.(2)	70,500	65,000	—	—	—	—	135,500
Jacqueline P. Kane	16,728	0	—	—	—	—	16,728
Richard G. Lindner	44,069	30,000	—	—	—	—	74,069
Alfred A. Piergallini(2)	67,500	65,000	—	—	—	—	132,500
Robert S. Taubman	61,500	65,000	—	—	—	—	126,500
Reginald M. Turner, Jr.	82,500	65,000	—	—	—	—	147,500
Nina G. Vaca	16,728	0	—	—	—	—	16,728
William P. Vititoe	110,500	65,000	—	—	—	—	175,500
Kenneth L. Way(2)	89,000	65,000	—	—	—	—	154,000

Footnotes:

(1)
Employee directors do not receive any compensation with respect to their service on the Board; accordingly, Ralph W. Babb, Jr. and Joseph J. Buttigieg, III are not included in this table.

(2)
In addition to the amounts provided in the table above, Messrs. Cummings, Earley, Piergallini and Way each received $1,500 in 2008 for a 2007 Compensation Committee meeting fee that was not paid in 2007 due to an administrative error.

(3)
This column reports the amount of cash compensation earned in 2008 for Board and committee service. Comerica pays the applicable retainer and meeting fees to each director on a quarterly basis. The annual retainer fee is paid prospectively at the beginning of each quarter for that quarter's service. The annual committee chair retainer, annual Facilitating Director retainer and meeting fees are paid retrospectively at the beginning of each quarter for service and meetings attended in the prior quarter. As a result of this practice, fees paid in 2008 that were earned in the fourth quarter of 2007 are not included in the table. However, fees paid in 2009 that were earned in the fourth quarter of 2008 are included in the table.

(4)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of restricted stock units granted in 2008 as well as prior fiscal years in accordance with SFAS123R. The dollar amounts reported in the table reflect a portion of the expense associated with the 2007 grant in the amount of $35,000 and a portion of the expense associated with the 2008 grant in the amount of $30,000 for those directors receiving the respective grants. Grants of restricted stock units include the right to receive dividend equivalents. The 2008 expense associated with dividend equivalents for each of the non-employee directors who served on the Board during 2008 is as follows: Dr. Bauder: $10,225; Mr. Cordes: $10,225; Mr. Cregg: $3,917; Mr. Cummings: $9,798; Mr. DeNicola: $3,917; Mr. Earley: $10,225; Ms. Kane: $0; Mr. Lindner: $427; Mr. Piergallini: $10,225; Mr. Taubman: $10,225; Mr. Turner: $9,246; Ms. Vaca: $0; Mr. Vititoe: $10,225; and Mr. Way: $10,225. The aggregate number of restricted stock units, including dividend equivalents, outstanding as of December 31, 2008 for each of the non-employee directors who served on the board during 2008, is as follows: Dr. Bauder: 5,703 stock units; Mr. Cordes: 5,703 stock units; Mr. Cregg: 3,176 stock units; Mr. Cummings: 3,727 stock units; Mr. DeNicola: 3,176 stock units; Mr. Earley: 5,703 stock units; Ms. Kane: 0 stock units; Mr. Lindner: 1,975 stock units; Mr. Piergallini: 5,703 stock units; Mr. Taubman: 5,703 stock units; Mr. Turner: 5,310 stock units; Ms. Vaca: 0 stock units; Mr. Vititoe: 5,703 stock units; and Mr. Way: 5,703 stock units. Mr. Cummings resigned from the Board of Directors effective September 29, 2008, and Mr. Earley resigned from the Board of Directors effective February 28, 2009. At the time of their resignation, they each forfeited restricted stock units that had not yet vested as follows: Mr. Cummings: 1,939 restricted stock units and Mr. Earley: 2,006 restricted stock units.

(5)
Comerica has not granted stock options to directors since 2004. Comerica formerly had a stock option plan for non-employee directors under which a total of 375,000 shares of common stock could be issued as options. On the date of each Annual Meeting of Shareholders, Comerica granted each non-employee director an option to purchase 2,500 shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option was granted. Comerica formerly had a stock option plan for non-employee directors of its affiliated banks (the "Bank Directors Option Plan"), under which a total of 450,000 shares of common stock of Comerica could be issued as options. Any current Comerica director who previously was a non-employee director of an affiliated bank received options under the Bank Directors' Option Plan during the period that the non-employee director served on the board of the affiliated bank. Comerica terminated the Bank Directors' Option Plan, as there currently are no non-employee directors on the boards of Comerica's affiliated banks. Currently, stock options can be issued under Comerica's Incentive Plan for Non-Employee Directors, though no options have been issued under that plan to date. The aggregate number of stock options outstanding as of December 31, 2008 for each of the non-employee directors who served on the board during 2008 is as follows: Dr. Bauder: 4,000 options; Mr. Cordes: 13,500 options; Mr. Cregg: no options; Mr. Cummings: no options; Mr. DeNicola: no options; Mr. Earley: 13,500 options; Ms. Kane: no options; Mr. Lindner: no options; Mr. Piergallini: 11,500 options; Mr. Taubman: 13,500 options; Mr. Turner: no options; Ms. Vaca: no options; Mr. Vititoe: 13,500 options; and Mr. Way: 13,500 options.

(6)
Comerica allows non-employee directors to defer some or all of their annual retainer(s), as well as meeting or training fees, under two deferred compensation plans. Under the Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan, the compensation deferred earns a return based on the return of Comerica common stock and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in Comerica common stock. Under the Comerica Incorporated Non-Employee Director Fee Deferral Plan, the compensation deferred earns a return based on the return of various investment funds elected by the director and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in cash. None of the earnings are above-market or preferential, so no such amounts are shown in this column.

(7)
Until May 15, 1998, Comerica Incorporated and Comerica Bank, its wholly owned subsidiary, each had a retirement plan for non-employee directors who served at least five years on the Board. Benefit accruals under the plans were frozen on May 15, 1998, with no future benefit accruals to be made. Any non-employee director of either Comerica Incorporated or Comerica Bank as of May 15, 1998 who served at least five years on the Board, whether before or after that date, has vested benefits under the plans. Any director who became a non-employee director of either Comerica Incorporated or Comerica Bank on or after May 15, 1998 is not eligible to participate in the plans. However, non-employee directors who became members of the Board of Comerica Incorporated in the year 2000, but who were directors of Comerica Bank prior to May 15, 1998, are covered by the Comerica Bank retirement plan. Under the plans, Comerica Incorporated or Comerica Bank, as appropriate, accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of 120 months, on behalf of each eligible director. Benefits under the plans become payable when the director reaches age 65 or retires from the Board, whichever occurs later. Payments may commence prior to the director's 65th birthday if he or she retires from the Board due to illness or disability. There is no survivor benefit. If a director passes away before all, or any, payments have been made, his or her beneficiary does not receive any payment. The maximum benefit payable is $20,000 per year for 10 years. Because benefit accruals froze on May 15, 1998, there was no change in the participants' pension values in 2008. Directors who served in 2008 and who are covered by the retirement plans include: Dr. Bauder, Mr. Cordes, Mr. Cummings, Mr. Piergallini, Mr. Taubman, Mr. Vititoe and Mr. Way.

(8)
Comerica provides a $150,000 business travel, accident and felonious assault insurance benefit for each non-employee director and maintains directors' and officers' liability insurance policies with a total limit of $125 million.

For additional information regarding Comerica's equity compensation plans, please refer to Note 1 (see pages 80 and 81) and Note 15 (see pages 101 through 103) to the Consolidated Financial Statements contained in Comerica's Annual Report to Shareholders for the year ended December 31, 2008.

PROPOSAL II SUBMITTED FOR YOUR VOTE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends that you vote "FOR"
the proposal set forth below.

The Audit Committee of Comerica has selected Ernst & Young LLP ("Ernst & Young"), independent auditors, to audit our financial statements for the fiscal year ending December 31, 2009, and recommends that the shareholders vote for ratification of such appointment.

Ernst & Young has served as our independent auditors since 1992. As a matter of good corporate governance, the selection of Ernst & Young is being submitted to the shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if Ernst & Young is ratified as independent auditors by the shareholders, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Comerica and its shareholders. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO RATIFY THE INDEPENDENT AUDITORS.

 INDEPENDENT AUDITORS

Audit Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for the audit of Comerica's annual financial statements, the review of financial statements included in Comerica's Forms 10-Q and 10-K and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for those years were: $2,265,222 for the year ended December 31, 2007 and $2,419,643 for the year ended December 31, 2008.

Audit-Related Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for the assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of Comerica's financial statements were: $218,500 for the year ended December 31, 2007 and $244,600 for the year ended December 31, 2008. Audit-related fees consisted mainly of the audits of Comerica's benefit plans and the internal control (SAS 70 Report) for Comerica's trust department. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

Tax Fees

Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning were: $123,937 for the year ended December 31, 2007 and $280,492 for the year ended December 31, 2008. Tax fees consisted mainly of consultation on various tax planning strategies for Comerica and its subsidiaries, IRS examinations and Form 1120. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

All Other Fees

Ernst & Young billed Comerica in 2007 and 2008 in the aggregate $6,290 and $2,105, respectively, for fees for products and services other than those described in the previous three paragraphs. Those products and services consisted of subscription fees for on-line accounting and tax research tools.

Services for Investment Vehicles

In connection with the advisory, management, trustee and similar services that Comerica's affiliates provide to mutual funds, collective funds and common trust funds, Comerica from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, Comerica typically uses a request-for-proposal process that has resulted in the selection of Ernst & Young among other independent public accounting firms. In addition, Ernst & Young has agreements with financial services companies pursuant to which it may receive compensation for certain transactions, including transactions in which Comerica may participate from time-to-time, and Ernst & Young also receives fees from time to time from Comerica's customers when acting on their behalf in connection with lending or other relationships between Comerica's affiliates and their customers. The fees discussed in this paragraph are not included in the totals provided in the above paragraphs because the fees are generally charged to the investment vehicle, customer or other applicable party, except that Audit-Related Fees for 2007 included $44,500 for four audits of certain common and collective trust funds and in 2008 included $62,600 for five audits of certain common and collective trust funds and Tax Fees for 2007 included $25,900 ($23,700 for 2008) for certain common & collective trust fund tax compliance services.

Pre-Approval Policy

The Audit Committee has a policy to review, and, if such services are appropriate in the discretion of the Audit Committee, pre-approve (i) all auditing services to be provided by the independent auditor (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law) and (ii) all permitted(1) non-audit services (including tax services) to be provided by the independent auditor, provided that pre-approval is not required with respect to non-audit services if (a) the aggregate amount of non-audit services provided to Comerica constitutes not more than 5% of the total amount of revenues paid by Comerica to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Comerica at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee has authorized its chair to pre-approve such services between Audit Committee meetings. All of the services provided by Ernst & Young for the years ended December 31, 2007 and December 31, 2008 were approved by the Audit Committee under its pre-approval policy.

Footnote:

(1)
For purposes of the foregoing, permitted non-audit services shall not, unless otherwise allowed under applicable laws, include: (i) bookkeeping or other services related to the accounting records or financial statements of Comerica; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The information contained in the Audit Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

 AUDIT COMMITTEE REPORT

The Audit Committee oversees Comerica's financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the New York Stock Exchange and the SEC. In addition to its duties regarding oversight of Comerica's financial reporting process, including as it relates to the integrity of the financial statements, the independent auditors' qualifications and independence and the performance of the independent auditors and Comerica's internal audit function, the Audit Committee also has sole authority to appoint or replace the independent auditors and is directly responsible for the compensation and oversight of the work of the independent auditors as provided in Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee's responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, among other things, the Audit Committee reviewed and discussed the audited financial statements included in Comerica's Annual Report on Form 10-K with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee regarding independence. The Audit Committee discussed with the independent auditors their independence from management and Comerica, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent auditors are compatible with maintaining the auditors' independence. In addition, the Audit Committee reviewed with the independent auditors all critical accounting policies and practices to be used.

In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Comerica's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

The Audit Committee

William P. Vititoe, Chairman
T. Kevin DeNicola, Vice Chairman
Lillian Bauder
James F. Cordes
Roger A. Cregg
Reginald M. Turner, Jr.

February 18, 2009

PROPOSAL III SUBMITTED FOR YOUR VOTE

NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote "FOR"
the proposal set forth below.

Background of the Proposal

The American Recovery and Reinvestment Act of 2009 contains a requirement that those financial institutions, like Comerica, which have sold preferred stock and issued a warrant to the U.S. Treasury Department under the Capital Purchase Program permit a separate and non binding shareholder vote to approve the compensation of such financial institution's executive officers. The Securities and Exchange Commission has recently issued guidance that requires participants in the Capital Purchase Program to submit to shareholders annually for their approval the executive compensation arrangements as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in their proxy statements.

Executive Compensation

As discussed in the "Compensation Discussion and Analysis" section beginning on page 14 of this proxy statement, the Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our shareholders. We are providing shareholders with the opportunity to cast an advisory vote on our compensation program. This proposal (commonly known as a "say on pay" proposal) is set forth in the following resolution:

RESOLVED, that the shareholders of Comerica Incorporated approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Governance, Nominating and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL IV SUBMITTED FOR YOUR VOTE

SHAREHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS
TAKE STEPS TO ELIMINATE CLASSIFICATION WITH RESPECT TO DIRECTOR ELECTIONS

The Board of Directors recommends that you vote "AGAINST"
the shareholder proposal set forth below.

Comerica has received a proposal from Mr. Gerald R. Armstrong, a shareholder of the Company. According to information provided by Mr. Armstrong, he owned 91 shares of Company stock on the date he submitted the shareholder proposal. Mr. Armstrong's mailing address is 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917. His telephone number is 303-355-1199. Mr. Armstrong has indicated that he intends to move the following resolution at Comerica's annual meeting of shareholders and has furnished the following statement in support of his proposal:

RESOLUTION

That the shareholders of COMERICA INCORPORATED request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

Xcel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc. CenterPoint Energy, Inc., Hess Corporation have adopted this practice and it has been approved by shareholders at CH Energy Group, Inc., Central Vermont Public Service Corporation, Black Hills Corporation, Spectra Energy Corp., and several others, upon presentation of a similar resolution by the proponent during 2008. The proponent is a professional investor who has studied this issue carefully.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania's Wharton School titled "Corporate Governance and Equity Prices" (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote "FOR" this proposal.

Comerica's Position Regarding the Shareholder Proposal

COMERICA'S BOARD OF DIRECTORS HAS CONSIDERED THE ABOVE PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS:

Comerica's Board currently consists of 14 directors, divided into three classes consisting of four to five directors per class. One class is elected at each annual meeting of the shareholders for a three-year term. The classified Board provision is found in the Certificate of Incorporation and was therefore adopted by the shareholders.

The incorporators of the Company recognized the value of providing for the continuity of leadership. That view is even more profound today with the multiple challenges and opportunities that confront financial institutions. Good corporate planning and initiatives are strategic in nature and often require several years to implement and realize results. The proponent would have you believe that it is in the best interests of shareholders to elect or replace the entire Board each year, including those directors who also serve as executives of the Company. Such an outcome would be disruptive to corporate planning and the long-term stability of the Company. A classified Board insures that there is some continuity of leadership. Even with a classified Board, shareholders have the ability to elect a majority of the Board within two consecutive annual meetings. Two annual meetings could occur within as little as a twelve month period. That ability provides shareholders with considerable influence over the affairs of the Company and holds the directors accountable for their actions. Moreover, annual meetings for all directors is reflective of a short-term, one-period view of corporate growth and performance, and runs counter to a more sustainable focus on also delivering results both on a yearly basis and on a longer-term basis.

A classified Board additionally protects the Company and you, its shareholders, from the coercive tactics employed by those that seek hostile takeovers. Without classification, those with hostile intent and no concern for current shareholders could obtain control of the Board at one annual meeting. A classified Board prevents such action and enables the Board, if so desired and in the best interests of shareholders, to negotiate at arm's length the most favorable terms for the Company's shareholders. The Board feels that this protection and the leverage it provides are necessary to protect the shareholders and create real shareholder value.

Lastly, the Board wants to assure shareholders that it is well aware of the fiduciary duties of care and loyalty owed to the Company and its shareholders. Those duties exist regardless of the director's term or election. Recognition and adherence to those duties provide the highest form of accountability of the directors to the Company and its shareholders.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

ANNUAL REPORT TO SHAREHOLDERS

Comerica mailed the 2008 annual report to shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 2008, to you in or around March 2009. You should not regard the 2008 annual report as proxy soliciting material.

OTHER MATTERS

The Board is not aware of any other matter to be presented at the Annual Meeting. The Board does not currently intend to submit any additional matters for a vote at the Annual Meeting, and no shareholder has provided the required notice of the shareholder's intention to propose any additional matter at the Annual Meeting. However, under Comerica's bylaws, the Board may, without notice, properly submit additional matters for a vote at the Annual Meeting. If the Board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

By Order of the Board of Directors

Jon W. Bilstrom Executive Vice President — Governance, Regulatory Relations and Legal Affairs, and Corporate Secretary

April [    ], 2009

APPENDIX I

EXCERPT FROM COMERICA INCORPORATED
2009 CORPORATE GOVERNANCE GUIDELINES

Categorical Standards Relating to Independence

To be considered "independent," the Board must affirmatively determine by resolution that a Director has no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a Director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following categorical standards relating to Director independence:

  A.
  In no event will a Director be considered "independent" if, currently or within the preceding three years1: (i) the Director is or was employed by Comerica (for purposes of these categorical standards, the term "Comerica" shall include Comerica Incorporated and its direct and indirect subsidiaries)2; (ii) an immediate family member3 of the Director is or was employed by Comerica as an executive officer; (iii) the Director is or was employed by or affiliated with a present or former internal or external auditor of Comerica; (iv) any of the Director's immediate family is or was affiliated with, or employed in a professional capacity by, a present or former internal or external auditor of Comerica; (v) the Director or an immediate family member of the Director is or was employed as an executive officer of another company if any of Comerica's present executives serves or served on that company's compensation committee; (vi) the Director, or any of his or her immediate family, receives or received more than $120,000 per year in direct compensation from Comerica, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (vii) the Director is an executive officer or an employee, or any of the Director's immediate family is an executive officer, of another company (other than a charitable organization) that makes payments to or receives payments from Comerica for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

1
In order to facilitate a smooth transition to these standards, until November 4, 2004, this reference to "the preceding three years" shall mean "the preceding one year." From and after November 4, 2004, it shall mean "the preceding three years."

2
Notwithstanding this requirement, employment as an interim Chairman or CEO shall not disqualify a Director from being considered independent following that employment.

3
For purposes of these Categorical Standards Relating to Independence, "immediate family" or an "immediate family member" means a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home; however, it does not mean individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

B.
Subject to the limitations in section (A) above, the following relationships will not be considered to be material relationships that would impair a Director's independence:

(1)
ordinary lending relationships with the Director or any of the Director's related interests, as defined in the Federal Reserve Board's Regulation O ("related interests"), if: (i) in each such case, the extension of credit was made in the ordinary course of business and is on substantially the same terms as those with non-affiliated persons; (ii) in each such case, the extension of credit has been made in compliance with applicable law, including the Federal Reserve Board's Regulation O, if applicable; (iii) in each such case, no material event of default has occurred under the extension of credit; (iv) the aggregate amount of the extensions of credit to the Director and all of his or her related interests does not exceed 1% of Comerica's consolidated assets; and (v) in each such

I-1

      case, the borrower represents to Comerica as follows: (a) if the borrower is a company or other entity, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of the borrower; or (b) if the borrower is an individual, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition of the borrower;

    (2)
    ordinary lending relationships entered into in the ordinary course of business between Comerica and any entity, which is not a "related interest" of a Director, that employs a Director or any member of a Director's family;

    (3)
    other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and any entity that employs (i) a Director, (ii) a Director's spouse or (iii) any child of a Director who is residing in the Director's home, if the annual sales to, or purchases from, such entity constitute less than 1% of Comerica's consolidated gross revenues or constitute less than 1% of such entity's consolidated gross revenues;

    (4)
    a Director of Comerica serving as a board or trustee member, but not as an executive officer, of a not-for-profit organization that received discretionary charitable contributions in any given year from Comerica or the Comerica Charitable Foundation; and

    (5)
    a Director of Comerica serving as an executive officer of a not-for-profit organization, if the discretionary charitable contributions made to the organization in any given year by Comerica and the Comerica Charitable Foundation, in the aggregate (exclusive of any employee contributions), are less than 5% (or $1,000,000, whichever is greater) of that organization's consolidated gross revenues.

Audit Committee Standards Relating to Independence

In addition to the categorical standards applying to independence generally, Audit Committee members, to be considered independent, may not, other than in their capacity as a member of the Audit Committee, the Board, or any other Board committee (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from Comerica or any of its subsidiaries, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Comerica (so long as such compensation is not contingent in any way on continued service)4; or (ii) be an affiliated person of Comerica or any of its subsidiaries. An Audit Committee member would be an affiliate of Comerica or one or more of its subsidiaries if he or she directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Comerica or any of its subsidiaries.5

4
The "indirect" acceptance by an Audit Committee member of any consulting, advisory or other compensatory fee would include acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity (i) in which such member is a partner, member, executive officer or other officer such as a managing director occupying a comparable position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity), and (ii) which provides accounting, consulting, legal, investment banking or financial advisory services to Comerica or any subsidiary of Comerica.

5
Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person will be deemed not to be in control of a specified person if the person: (1) is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person; and (2) is not an executive officer of the specified person.

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Location of Comerica Incorporated
2009 Annual Meeting of Shareholders

Comerica Bank Tower
1717 Main Street, 4th Floor
Dallas, Texas 75201

        Comerica Bank Tower is located on the corner of Main Street and North Ervay Street in downtown Dallas.

Briefcases, purses and other bags brought to the meeting may be subject to inspection at the door.

PLEASE VOTE BY TELEPHONE OR THE INTERNET. PLEASE READ THE INSTRUCTIONS BELOW.

        Comerica encourages you to take advantage of the following convenient ways to vote your shares for matters to be covered at the 2009 Annual Meeting of Shareholders. Please take the opportunity to use one of the two voting methods outlined below to cast your ballot. These methods are easy to use and save Comerica postage and other expenses.

VOTE BY PHONE: 1-800-560-1965

  •
  Use any touch-tone telephone to vote your proxy.

  •
  Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

  •
  Follow the simple instructions the system provides you.

  •
  You may dial this toll free number at your convenience, 24 hours a day, 7 days a week. The deadline for telephone voting is 11:59 p.m. (Central Time), May 18, 2009. For shares held in Comerica's employee benefit plans, the deadline is 11:59 pm (Central Time), May 17, 2009. (OR)

VOTE BY THE INTERNET: http://www.ematerials.com/cma

  •
  Use the Internet to vote your proxy.

  •
  Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you access the website.

  •
  Follow the simple instructions to obtain your records and create and electronic ballot.

  •
  You may log on to this Internet site at your convenience, 24 hours a day, 7 days a week. The deadline for Internet voting is 11:59 p.m. (Central Time), May 18, 2009. For shares held in Comerica's employee benefit plans, the deadline is 11:59 p.m. (Central Time), May 17, 2009.

        If you vote by phone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING BY PHONE OR THE INTERNET

Important Notice Regarding Delivery of Security Holders Documents

        The Securities and Exchange Commission adopted rules that allow Comerica Incorporated ("Comerica") to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or information statement, as applicable, to any household at which two or more shareholders reside who share the same last name or whom Comerica reasonably believes to be members of the same family. This procedure is referred to as "Householding." The Delaware General Corporation Law also allows Householding of notices to shareholders.

        If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of Comerica's annual report, notice of annual or special meeting of shareholders, proxy statement, proxy statement combined with a prospectus, or information statement, as applicable. We will include with the Household materials for our annual meeting a separate proxy card for each registered shareholder at your address. Householding may not apply with respect to accounts under certain of Comerica's employee benefit plans.

        If you object to Householding, or if you wish to revoke your consent to Householding in the future, call Wells Fargo Shareowner Services, our Stock Transfer Agent, at (877) 602-7615. You will need to enter your account number and Comerica number 114.

        If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. Comerica intends to Household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

        Your participation in this program is encouraged. It will reduce the volumes of duplicate information received at your household, as well as the cost to Comerica of preparing and mailing duplicate materials.

proxy This Proxy is Solicited on Behalf of the Board of Directors. The undersigned appoints Jon W. Bilstrom and Nicole V. Gersch, or either of them, as Proxies, each with the power to appoint his or her substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 20, 2009, at the Annual Meeting of Shareholders to be held on May 19, 2009, and any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting. This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Comerica’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans. COMERICA INCORPORATED 2009 ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2009 9:30 a.m., Central Time See reverse for voting instructions. COMERICA INCORPORATED 2009 ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 19, 2009 9:30 a.m., Central Time Comerica Bank Tower 1717 Main Street, 4th Floor Dallas, Texas 75201 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 19, 2009. The proxy statement and annual report to security holders are available at www.ematerials.com/cma. If you would like to access the proxy information electronically in the future rather than receive paper copies in the mail, please visit www.ematerials.com/cma and follow the instructions.

COMPANY # TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Election of directors — The Board of Directors recommends a vote FOR all of the listed nominees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. Lillian Bauder 3. Robert S. Taubman 2. Richard G. Lindner 4. Reginald M. Turner, Jr. The Board of Directors recommends a vote FOR the following ratification: 5. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors For Against Abstain The Board of Directors recommends a vote FOR the following non-binding, advisory proposal: 6. Non-Binding, Advisory Proposal Approving Executive Compensation For Against Abstain The Board of Directors recommends a vote AGAINST the following shareholder proposal: 7. Shareholder Proposal — Requesting that the Board of Directors Take Steps to For Against Abstain Eliminate Classification with Respect to Director Elections IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL OF THE LISTED DIRECTOR NOMINEES, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, FOR THE PROPOSAL APPROVING EXECUTIVE COMPENSATION AND AGAINST THE SHAREHOLDER PROPOSAL. Address Change? Mark Box Indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. ADDRESS BLOCK Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.ematerials.com/cma Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 18, 2009. For shares held in Comerica’s employee benefit plans, the deadline is 11:59 p.m. (CT) on May 17, 2009. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot. TELEPHONE – 1-800-560-1965 Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 18, 2009. For shares held in Comerica’s employee benefit plans, the deadline is 11:59 p.m. (CT) on May 17, 2009. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or return it to Comerica Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.